                                                                       Exhibit 3

                                LOAN AGREEMENT
                                --------------

                          Dated as of August 21, 2001

                                     among

                                  BERKADIA LLC

                    THE LENDERS LISTED ON SCHEDULE 1 HERETO

                                      and

       FLEET SECURITIES, INC., as Administrative Agent and Lead Arranger

                               TABLE OF CONTENTS
                               -----------------

1.   DEFINITIONS AND RULES OF INTERPRETATION............................................   1
          1.1.   Definitions............................................................   1
          1.2.   Rules of Interpretation................................................  12
2.   THE LOAN...........................................................................  14
          2.1.   Funding................................................................  14
          2.2.   Facility Fee...........................................................  14
          2.3.   The Notes..............................................................  14
          2.4.   Repayment of Loan......................................................  14
                   2.4.1.  Payment at Maturity..........................................  14
                   2.4.2.  Mandatory Prepayments........................................  14
                   2.4.3.  Asset Coverage...............................................  15
          2.5.   Optional Prepayment of Loan............................................  15
          2.6.   Optional Cancellation of Loan..........................................  15
          2.7.   Interest on Loan.......................................................  15
                    2.7.1.  Interest Rates..............................................  15
                    2.7.2.  Interest Payments...........................................  16
          2.8.   Interest Options.......................................................  16
                    2.8.1.  CP Rate Loans...............................................  16
                    2.8.2.  LIBOR Rate Loans............................................  17
3.   CERTAIN GENERAL PROVISIONS.........................................................  17
          3.1.   Closing Fee............................................................  17
          3.2.   Administrative Agent's Fee.............................................  17
          3.3.   Funds for Payments.....................................................  17
                    3.3.1.  Payments to Administrative Agent............................  17
                    3.3.2.  No Offset, etc..............................................  17
                    3.3.3.  Non-U.S. Lenders............................................  18
          3.4.   Computations...........................................................  19
          3.5.   Inability to Determine LIBOR Rate......................................  19
          3.6.   Illegality.............................................................  20
          3.7.   Additional Costs, etc..................................................  20
          3.8.   Capital Adequacy.......................................................  21
          3.9.   Certificate............................................................  22
          3.10.  Indemnity..............................................................  22
          3.11.  Interest After Default.................................................  22
          3.12.  Replacement of Lenders.................................................  22
          3.13.  Conduit Lenders........................................................  23
4.   REPRESENTATIONS AND WARRANTIES.....................................................  24
          4.1.   Corporate Authority....................................................  24
                    4.1.1.  Incorporation; Good Standing................................  24
                    4.1.2.  Authorization...............................................  24
                    4.1.3.  Enforceability..............................................  24

                                     -ii-

          4.2.   Governmental Approvals.................................................  24
          4.3.   Title to Properties; Leases............................................  25
          4.4.   Financial Statements...................................................  25
                    4.4.1.  Fiscal Year.................................................  25
                    4.4.2.  Financial Statements........................................  25
          4.5.   No Material Adverse Changes, etc.......................................  25
          4.6.   Franchises, Patents, Copyrights, etc...................................  25
          4.7.   Litigation.............................................................  25
          4.8.   No Materially Adverse Contracts, etc...................................  25
          4.9.   Compliance with Other Instruments, Laws, etc...........................  25
          4.10.  Tax Status.............................................................  26
          4.11.  No Event of Default....................................................  26
          4.12.  Holding Company and Investment Company Acts............................  26
          4.13.  Absence of Financing Statements, etc...................................  26
          4.14.  Employee Benefit Plans.................................................  26
          4.15.  Use of Proceeds........................................................  26
                    4.15.1. General.....................................................  26
                    4.15.2. Regulations U and X.........................................  26
          4.16.  Environmental Compliance...............................................  26
          4.17.  Subsidiaries, etc......................................................  26
          4.18.  Reorganization Plan....................................................  26
          4.19.  Disclosure.............................................................  27
5.   AFFIRMATIVE COVENANTS..............................................................  27
          5.1.   Punctual Payment.......................................................  27
          5.2.   Maintenance of Office..................................................  27
          5.3.   Records and Accounts...................................................  27
          5.4.   Financial Statements, Certificates and Information.....................  27
          5.5.   Notices of Default.....................................................  29
          5.6.   Legal Existence; Maintenance of Properties.............................  29
          5.7.   Taxes..................................................................  30
          5.8.   Inspection of Properties and Books, etc................................  30
          5.9.   Compliance with Laws, Contracts, Licenses, and Permits.................  30
          5.10.  Use of Proceeds........................................................  30
          5.11.  FINOVA Loan Documents..................................................  33
          5.12.  Further Assurances.....................................................  30
6.   CERTAIN NEGATIVE COVENANTS.........................................................  31
          6.1.   Restrictions on Indebtedness...........................................  31
          6.2.   Restrictions on Liens..................................................  31
          6.3.   Restrictions on Investments............................................  32
          6.4.   Merger and Consolidation...............................................  33
          6.5.   Sale and Leaseback.....................................................  33
          6.6.   Employee Benefit Plans.................................................  33
          6.7.   Business Activities....................................................  33
          6.8.   Fiscal Year............................................................  33
          6.9.   Absence of Financing Statements, etc...................................  33
7.   CLOSING CONDITIONS.................................................................  34

          7.1.   Loan Documents; FINOVA Loan Documents..................................  34
          7.2.   Certified Copies of Governing Documents................................  34
          7.3.   Corporate or Other Action..............................................  34
          7.4.   Incumbency Certificate.................................................  34
          7.5.   UCC Search Results.....................................................  34
          7.6.   Opinion of Counsel.....................................................  34
          7.7.   Payment of Fees........................................................  34
          7.8.   No Material Adverse Change.............................................  35
          7.9.   Liquidity Provider Agreements..........................................  35
          7.10.  Final Order............................................................  35
          7.11.  Representations True; No Event of Default..............................  35
          7.12.  No Legal Impediment....................................................  35
          7.13.  Proceedings and Documents..............................................  35
8.   EVENTS OF DEFAULT; ACCELERATION; ETC...............................................  35
          8.1.   Events of Default and Acceleration.....................................  35
          8.2.   Remedies...............................................................  38
          8.3.   Distribution of Collateral Proceeds....................................  38
9.   THE ADMINISTRATIVE AGENT...........................................................  39
          9.1.   Authorization..........................................................  39
          9.2.   Employees and Agents...................................................  39
          9.3.   No Liability...........................................................  39
          9.4.   No Representations.....................................................  40
                    9.4.1.  General.....................................................  40
                    9.4.2.  Closing Documentation, etc..................................  40
          9.5.   Payments...............................................................  40
                    9.5.1.  Payments to Administrative Agent............................  40
                    9.5.2.  Distribution by Administrative Agent........................  41
                    9.5.3.  Delinquent Lenders..........................................  41
          9.6.   Holders of Notes.......................................................  41
          9.7.   Indemnity..............................................................  42
          9.8.   Administrative Agent as Lender.........................................  42
          9.9.   Resignation............................................................  42
          9.10.  Notification of Defaults and Events of Default.........................  42
10.  ASSIGNMENT AND PARTICIPATION.......................................................  42
          10.1.  Conditions to Assignment by Lenders....................................  42
          10.2.  Certain Representations and Warranties; Limitations; Covenants.........  43
          10.3.  Register...............................................................  44
          10.4.  New Notes..............................................................  44
          10.5.  Participations.........................................................  45
          10.6.  Assignee or Participant Affiliated with the Borrower...................  45
          10.7.  Miscellaneous Assignment Provisions....................................  45
          10.8.  Assignment by Borrower.................................................  46
11.  PROVISIONS OF GENERAL APPLICATIONS.................................................  46
          11.1.  Setoff.................................................................  46
          11.2.  Expenses...............................................................  47

          11.3.  Indemnification........................................................  48
          11.4.  Treatment of Certain Confidential Information..........................  48
                    11.4.1. Confidentiality.............................................  48
                    11.4.2. Prior Notification..........................................  49
                    11.4.3. Other.......................................................  49
          11.5.  Survival of Covenants, Etc.............................................  49
          11.6.  Notices................................................................  49
          11.7.  Governing Law..........................................................  50
          11.8.  Headings...............................................................  50
          11.9.  Counterparts...........................................................  50
          11.10. Entire Agreement, Etc..................................................  51
          11.11. Waiver of Jury Trial...................................................  51
          11.12. Consents, Amendments, Waivers, Etc.....................................  51
          11.13. Severability...........................................................  52

                                    Exhibits
                                    --------


Exhibit A      Form of Note
---------
Exhibit B      Form of Assignment and Acceptance
---------
Exhibit C-1    Form of BH Guaranty
-----------
Exhibit C-2    Form of LNC Guaranty
-----------
Exhibit D      Form of Pledge Agreement
---------
Exhibit E      Form of Asset Coverage Certificate
---------
Exhibit F      Form of Interest Payment Certificate
---------


                                   Schedules
                                   ---------


Schedule 1     Lenders and Commitments
----------

                                LOAN AGREEMENT
                                --------------

     This LOAN AGREEMENT is made as of August 21, 2001, by and among BERKADIA LLC (the "Borrower"), a Delaware limited liability company having its principal
          --------
place of business at 1440 Kiewit Plaza, Omaha, Nebraska 68131, the lending institutions listed on Schedule 1 and FLEET SECURITIES, INC., as administrative
                       -------- -
agent for such lending institutions.

                 1.  DEFINITIONS AND RULES OF INTERPRETATION.
                     ---------------------------------------

     1.1. Definitions.  The following terms shall have the meanings set forth in
          -----------
this (S)1 or elsewhere in the provisions of this Loan Agreement referred to below:

     Administrative Agent.  Fleet Securities, Inc., acting as agent for the
     --------------------
Lenders, and each other Person appointed as the successor Administrative Agent in accordance with (S)9.9.

     Administrative Agent's Fee. See (S)3.2.
     --------------------------

     Administrative Agent's Fee Letter.  The administrative agent's fee letter
     ---------------------------------
dated as of the date hereof between the Borrower and the Administrative Agent.

     Administrative Agent's Office.  The Administrative Agent's office located
     -----------------------------
at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Administrative Agent may designate by notice to the Borrower and the Lenders from time to time.

     Administrative Agent's Special Counsel.  Bingham Dana LLP or such other
     --------------------------------------
counsel as may be approved by the Administrative Agent.

     Affiliate.  Any Person which, directly or indirectly, controls, is
     ---------
controlled by or is under common control with the Borrower. "Control" of the Borrower means the power, directly or indirectly, (a) to vote ten percent (10%) or more of the Capital Stock (on a fully diluted basis) of the Borrower having ordinary voting power for the election of directors, managing members or general partners (as applicable); or (b) to direct or cause the direction of the management and policies of the Borrower (whether by contract or otherwise).

     Aggregate Interest Amount.  With respect to each Interest Period, the sum
     -------------------------
of the Interest Amount for all Conduit Lenders for such Interest Period.

     Applicable Margin.  At any date, the percentage amount per annum determined
     -----------------
by reference to the Pricing Grid, based on the Pricing Level on such date.

     Notwithstanding the foregoing, in the event that any CP Rate Loan is converted to a LIBOR Rate Loan solely as a result of the occurrence of a CP Disruption Event, the Applicable Margin shall be equal to .625%; provided,
                                                                 --------
however, that if there is a draw on a Liquidity Commitment as a result of a
-------
downgrade of any Liquidity Provider below "P-1" (as rated by Moody's) or "A-1" (as rated by Standard & Poor's) or if the CP issued by any Conduit Lender is downgraded below "P-1" (as rated by Moody's) or "A-1" (as rated by Standard & Poor's) then the Applicable Margin shall be determined by reference to the Pricing Grid.

     Asset Value.  As of the date of determination, the book value, net of
     -----------
reserves, of all of the assets of FINOVA Group and its Subsidiaries in accordance with GAAP (without regard to "fresh start" accounting provisions) which assets are either pledged to, or for the benefit of, the Borrower or are not otherwise encumbered (but only to the extent of such other encumbrances).

     Assignment and Acceptance.  See (S)10.1.
     -------------------------

     Balance Sheet Date.  December 31, 2000.
     ------------------

     Base Rate.  The higher of (a) the variable annual rate of interest so
     ---------
designated from time to time by Fleet National Bank as its "prime rate", such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer, and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal
                                                                         -------
Funds Effective Rate" shall mean for any day, the rate per annum equal to the
----- --------- ----
weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent. Changes in the Base Rate resulting from any changes in Fleet National Bank's "prime rate" shall take place immediately without notice
                       ----------
or demand of any kind.

     Base Rate Loans.  All or any portion of the Loan bearing interest
     ---------------
calculated by reference to the Base Rate.

     Berkadia Note.  The promissory note issued to the Borrower evidencing the
     -------------
obligations of FNV Capital to the Borrower under the FINOVA Credit Agreement.

     BH.  Berkshire Hathaway Inc., a Delaware corporation.
     --

     BH Guaranty.  The Guaranty, dated as of the Closing Date, made by BH in
     -----------
favor of the Lenders and the Administrative Agent in the form attached hereto as Exhibit C-1.
------- ---

     Borrower.  As defined in the preamble hereto.
     --------

     Business Day.  Any day on which (a) commercial banks are open for
     ------------
international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith, and (b) banking institutions in New York, New York and Boston, Massachusetts are open for the transaction of banking business.

     Capital Stock.  Any and all shares, interests, participations or other
     -------------
equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

     Chapter 11 Cases.  The cases of FINOVA Group, FNV Capital and certain of
     ----------------
their respective Subsidiaries under Chapter 11 of the Bankruptcy Code, as currently being administered by the Bankruptcy Court under case numbers 01-0697
(PJW) through 01-0705 (PJW).

     Closing Date.  The first date on which the conditions set forth in (S)7
     ------------
have been satisfied and the Loan is made.

     Code.  The Internal Revenue Code of 1986.
     ----

     Collateral.  All of the property, rights and interests of the Borrower that
     ----------
are or are intended to be subject to the security interest created by the Pledge Agreement.

     Commercial Paper or CP.  With respect to each Lender that is a Conduit
     ----------------    --
Lender, the promissory notes issued by, or for the benefit of, such Lender in the United States commercial paper market.

     Commitment.  With respect to each Lender, the amount set forth in the
     ----------
column labeled "Commitment" opposite such Lender's name on Schedule 1 hereto, as
                                                           -------- -
the same may be reduced from time to time in accordance with the terms hereof.

     Commitment Percentage.  With respect to each Lender, the percentage amount
     ---------------------
set forth on Schedule 1 opposite such Lender's name.
             ----------

     Conduit Counsel.  Sidley Austin Brown & Wood or such other counsel as may
     ---------------
be approved as Conduit Counsel by the Administrative Agent.

     Conduit Lender.  A Lender which is a special purpose finance vehicle that
     --------------
issues Commercial Paper.

     Consolidated or consolidated.  With reference to any term defined herein,
     ----------------------------
shall mean that term as applied to the accounts of any Person and its Subsidiaries, consolidated in accordance with GAAP.

     Controlling Party.  So long as no event of default under the BH Guaranty
     -----------------
has occurred and is continuing, the Borrower, and during the continuance of any such event of default, the Required Lenders.

     Conversion Notice.  A written notice made by any Lender to the
     -----------------
Administrative Agent of a conversion of CP Rate Loans to LIBOR Rate Loans or LIBOR Rate Loans to CP Rate Loans.

     CP Disruption Event.  With respect to any Conduit Lender, a CP Disruption
     -------------------
Event shall occur at any time that such Conduit Lender (a) is precluded or prohibited from raising funds through the issuance of Commercial Paper in the United States commercial paper market, or (b) is, in its reasonable judgment, unable to issue such Commercial Paper due to conditions prevailing in such market.

     CP Rate.  With respect to any Conduit Lender, for any Interest Period with
     -------
respect to a CP Rate Loan funded by such Conduit Lender, the per annum rate notified by such Conduit Lender to the Administrative Agent as its "CP Rate", for such CP Rate Loan, which rate shall (a) reflect the actual cost of funds to such Conduit Lender of making and maintaining such CP Rate Loan for the applicable Interest Period, including fees payable by or on behalf of such Conduit Lender to any dealer or placement agent in respect of Commercial Paper issued to fund such CP Rate Loan, (b) be calculated in the manner in which such Conduit Lender typically calculates its costs of funds in similar transactions, and (c) include an increment to such rate of one (1) basis point to cover administrative costs of such Conduit Lender; provided, however, if such rate
                                             -----------------
with regard to any Interest Period for the applicable CP Rate Loan is a discount rate (or rates), the "CP Rate" shall be the rate resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

     CP Rate Loan.  All or any portion of the Loan bearing interest calculated
     ------------
by reference to the CP Rate.

     Debt Rating.  The rating issued from time to time (whether on a preliminary
     -----------
basis or otherwise) by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") or Moody's Investors Service,
                              -------- - ------
Inc. ("Moody's") or such other rating service or services as BH may designate
       -------
from time to time with the consent of the Required Lenders (each a "Successor
                                                                    ---------
Rating Agency") with respect to unsecured and non-credit enhanced debt of BH not
------ ------
maturing within twelve months and not subordinated by its terms in right of payment to other unsecured debt of BH (such debt, "Long Term Senior Debt");
                                                   ---- ---- ------ ----
provided that,

          (i) In the event of a one step split Debt Rating by the two rating agencies, the higher rating shall constitute the Debt Rating hereunder, provided further that, in the event that the Debt Rating is split by two or
     --------
     more steps by the two rating agencies, the step rating which is one above the lowest step rating shall constitute the Debt Rating hereunder;

          (ii) In the event that different types or series of Long Term Senior Debt have different Debt Ratings from one or more rating agencies, the Long Term Senior Debt with the highest Debt Ratings will constitute such rating agency's Debt Rating for purposes of clause (i) hereunder; and

          (iii) In the event that Standard & Poor's or Moody's changes its debt rating designations, definitions or symbols or in the event a Successor Rating Agency is used, the Borrower, the Administrative Agent and the Required Lenders shall agree as to the exact application of such new debt rating terminology in this Loan Agreement, taking into account the explanation of such new rating terminology by Standard & Poor's, Moody's or such Successor Rating Agency as the case may be, and its comparability to the Debt Ratings set forth in Section 8.1(e) hereof.

     Defaults.  See (S)8.1.
     --------

     Delinquent Lender.  See (S)9.5.3.
     -----------------

     Dollars or $.  Dollars in lawful currency of the United States of America.
     -------    -

     Domestic Lending Office.  Initially, the office of each Lender designated
     -----------------------
as such in Schedule 1 hereto; thereafter, such other office of such Lender, if
           -------- -
any, located within the United States that will be making or maintaining Base Rate Loans or CP Rate Loans.

     Drawdown Date.  The date on which the Loan is made.
     -------------

     Employee Benefit Plan.  Any employee benefit plan within the meaning of
     ---------------------
(S)3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

     Environmental Laws.  Any judgment, decree, order, law, permit, license,
     ------------------
rule or regulation pertaining to environmental matters, or any federal, state, or local statute, regulation, ordinance, order or decree relating to public health, waste transportation or disposal, or the environment.

     ERISA.  The Employee Retirement Income Security Act of 1974.
     -----

     ERISA Affiliate.  Any Person which is treated as a single employer with the
     ---------------
Borrower under (S)414 of the Code; provided, however, that for purposes of the
                                   --------  -------
Loan Documents, the definition of ERISA Affiliate shall not include BH, LNC, or any of their respective affiliates (other than the Borrower).

     Eurocurrency Reserve Rate.  For any day with respect to a LIBOR Rate Loan,
     -------------------------
the maximum rate (expressed as a decimal) at which any bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as
                                                ------------ -----------
that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Events of Default.  See (S)8.1.
     -----------------

     Facility Fee.  See (S)2.2.
     ------------

     Fees.  Collectively, the Facility Fee, the Administrative Agent's Fees, and
     ----
the Structuring Fee.

     Final Order.  An order or judgment entered by the Bankruptcy Court,
     -----------
granting approval and confirmation of the Reorganization Plan with respect to each of FINOVA Group, FNV Capital and their respective Subsidiaries that are debtors in the Chapter 11 Cases, as entered on the docket in any Chapter 11 Case
(a) which has not been reversed, stayed, modified or amended, and as to which the time to appeal, seek certiorari or move for reargument or rehearing has expired, and no appeal, petition for certiorari or motion for reargument or rehearing has been timely taken or (b) as to which any appeal has been taken or any petition for certiorari or motion for reargument or rehearing has been filed, and such appeal, petition or motion has been conclusively withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari, reargument or rehearing was sought.

     Financial Affiliate.  A Subsidiary of the bank holding company controlling
     -------------------
any Lender, which Subsidiary is engaging in any of the activities permitted by
(S)4(e) of the Bank Holding Company Act of 1956 (12 U.S.C. (S)1843).

     FINOVA Credit Agreement.  The credit agreement dated on or prior to the
     -----------------------
Closing Date between the Borrower and FNV Capital pursuant to which the Borrower agrees to lend FNV Capital $5,600,000,000 on the terms and conditions contained therein, in the form delivered to the Administrative Agent, as such agreement may be amended, modified or supplemented or the provisions thereof waived, from time to time.

     FINOVA Group.  The FINOVA Group Inc., a Delaware corporation.
     ------------

     FINOVA Loan.  The loan to be made by the Borrower to FNV Capital in
     -----------
accordance with the provisions of the FINOVA Credit Agreement.

     FINOVA Loan Documents.  The FINOVA Credit Agreement, the Berkadia Note and
     ---------------------
all guaranties, security agreements, pledge agreements, and mortgages securing the same.

     FNV Capital.  FINOVA Capital Corporation, a Delaware corporation.
     -----------

     GAAP or generally accepted accounting principles. Principles that are (a)
     ----    ----------------------------------------
consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (b) consistently applied with past financial statements of the Borrower adopting the same principles.

     Governing Documents.  With respect to any Person that (a) is a corporation,
     -------------------
its certificate or articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock, (b) that is a limited liability company, its operating agreement, certificate of formation, limited liability company agreement and all other agreements and similar arrangements applicable to any of its membership interests, and (c) is a limited partnership, its certificate of limited partnership, its limited partnership agreement, and all other agreements and similar arrangements applicable to its partnership interests.

     Governmental Authority.  Any foreign, federal, state, regional, local,
     ----------------------
municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

     Guaranteed Pension Plan.  Any employee pension benefit plan within the
     -----------------------
meaning of (S)3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guaranties.  Collectively, the BH Guaranty and the LNC Guaranty.
     ----------

     Guarantors.  Collectively, BH and LNC.
     ----------

     Hazardous Substances.  Any toxic substances, hazardous waste or other
     --------------------
material regulated by any Environmental Law.

     Hedging Agreements.  All interest rate swap agreements, interest rate cap
     ------------------
agreements, interest rate collar agreements, other interest rate hedging agreements or other similar agreements and foreign exchange contracts, currency swap agreements, commodity hedging agreements and other similar agreements designed to protect against the fluctuation in interest rates, currency or commodity values to which the Borrower is a party.

     Indebtedness.  As to any Person and whether recourse is secured by or is
     ------------
otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

          (a) every obligation of such Person for money borrowed by such Person,

          (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments issued by such Person, including obligations incurred in connection with the acquisition of property, assets or businesses,

          (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

          (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

          (e)  every obligation of such Person under any capitalized lease,

          (f) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing or otherwise acting as surety for, any obligation of a type described in any of clauses
     (a) through (e) (the "primary obligation") of another Person (the "primary
                           ------- ----------                           -------
     obligor"), in any manner, whether directly or indirectly, and including,
     -------
     without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation, and

          (g)  obligations under Hedging Agreements.

     The "amount" or "principal amount" of any Indebtedness at any time of
          ------      --------- ------
determination represented by (w) any Hedging Agreement shall be the maximum amount of any termination or loss payment required to be paid by such Person if such Hedging Agreement were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (x) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (y) any capitalized lease shall be the principal component of the aggregate of the rentals obligation under such capitalized lease payable over the term thereof that is not subject to termination by the lessee, and (z) any guaranty or other contingent liability referred to in clause (f) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     Interest Amount.  With respect to each Conduit Lender for each Interest
     ---------------
Period, the sum of the interest accrued at the applicable CP Rate plus the Applicable Margin on the portion of the outstanding Loan funded by such Conduit Lender by the issuance of Commercial Paper for each day during such Interest Period.

     Interest Payment Date.  As to each Base Rate Loan, LIBOR Rate Loan and CP
     ---------------------
Rate Loan, the seventh day of each calendar month.

     Interest Period.  With respect to all or any applicable portion of the
     ---------------
Loan, (a) initially, the period commencing on the Drawdown Date and ending on the seventh day of the succeeding calendar month, and (b) thereafter, each period commencing on the last day of the preceding Interest Period applicable to all or such portion of the Loan and ending on the seventh day of each succeeding calendar month; provided that all of the foregoing provisions relating to
                --------
Interest Periods are subject to the following:

          (A) if any Interest Period would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day; and

          (B) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

     Investments.  All expenditures made and all liabilities incurred
     -----------
(contingently or otherwise) for the acquisition of stock, other equity interests or Indebtedness of, or for loans, advances, capital contributions or transfers of property for a similar purpose to, or in respect of any guaranties of (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken as not less than the principal amount of the obligations guaranteed and still outstanding, except that if such guaranty is limited in amount, the amount of such Investment shall be equal to the amount to which such guaranty is limited; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, dividend or distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Lead Arranger.  Fleet Securities, Inc.
     -------------

     Lender Affiliate.  (a) With respect to any Lender, (i) an Affiliate of such
     ----------------
Lender or (ii) any entity (whether a corporation, partnership, limited liability company, trust or legal entity) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other entity (whether a corporation, partnership, limited liability company, trust or other legal entity) that is a fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

     Lenders.  Each of the lending institutions (including Conduit Lenders)
     -------
listed on Schedule 1 hereto and any other Person who becomes an assignee of any
          -------- -
rights and obligations of a Lender pursuant to (S)10.

     LIBOR Lending Office.  Initially, the office of each Lender designated as
     --------------------
such in Schedule 1 hereto; thereafter, such other office of such Lender, if any,
        -------- -
that shall be making or maintaining LIBOR Rate Loans.

     LIBOR Rate.  For any Interest Period with respect to a LIBOR Rate Loan, the
     ----------
rate of interest equal to (a) the rate determined by the Administrative Agent at which Dollar deposits for such Interest Period are offered based on information presented on Telerate Page 3750 as of 11:00 a.m. London time on the second Business Day prior to the first day of such Interest Period, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate.
                     -----

     LIBOR Rate Loans.  All or any portion of the Loan bearing interest
     ----------------
calculated by reference to the LIBOR Rate.

     Lien.  Any mortgage, deed of trust, security interest, pledge,
     ----
hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any capitalized lease, any synthetic lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

     Liquidity Commitment.  The agreement by any Liquidity Provider pursuant to
     --------------------
the terms of a Liquidity Provider Agreement to provide a 364-day backstop liquidity commitment in an amount at least equal to 102% (or such other amount as is provided in such Liquidity Provider's constituent and operating agreements) of the portion of the outstanding Loan provided by any Conduit Lender.

     Liquidity Provider.  The financial institution(s) having a rating no lower
     ------------------
than "P-1" if rated by Moody's, and no lower than "A-1" if rated by Standard & Poor's which provide liquidity support to a Conduit Lender and/or a commitment to become a Lender under the Loan Agreement pursuant to an assignment by a Conduit Lender, in each case pursuant to a Liquidity Provider Agreement.

     Liquidity Provider Agreement.  An agreement between a Conduit Lender and
     ----------------------------
one or more Liquidity Providers relating to such Liquidity Provider's Liquidity Commitment.

     LNC.  Leucadia National Corporation, a New York corporation.
     ---

     LNC Guaranty.  The Guaranty, dated as of the Closing Date, made by LNC in
     ------------
favor of the Lenders and the Administrative Agent in the form attached hereto as Exhibit C-2.
-----------

     Loan.  The loan made or to be made by the Lenders to the Borrower on the
     ----
Closing Date in the aggregate principal amount of $5,600,000,000.00 pursuant to
(S)2.1.

     Loan Agreement.  This Loan Agreement, including the Schedules and Exhibits
     --------------
hereto.

     Loan Documents.  This Loan Agreement, the Notes, and the Security
     --------------
Documents.

     Long Term Senior Debt.  See the definition of "Debt Rating".
     ---------------------

     Management Agreement.  The Management Services Agreement under which LNC,
     --------------------
directly and through its Subsidiaries, provides management services to FNV Capital and its Subsidiaries implemented pursuant to the Reorganization Plan.

     Material Adverse Effect.  With respect to any event or occurrence of
     -----------------------
whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

     (a) a material adverse effect on the financial condition or assets of the Borrower, individually or the Borrower and its Subsidiaries, taken as a whole;

     (b) a material adverse effect on the ability of BH or the Borrower to perform any of their respective obligations under any of the Loan Documents to which either of them is a party; or

     (c) any impairment of the validity, binding effect or enforceability of this Loan Agreement or any of the other Loan Documents, any impairment of the rights, remedies or benefits available to the Administrative Agent or any Lender under any Loan Document or any impairment of the attachment, perfection or priority of any Lien of the Administrative Agent under the Security Documents.

     Maturity Date.  August 20, 2006.
     -------------

     Moody's.  See the definition of "Debt Rating".
     -------

     Multiemployer Plan.  Any multiemployer plan within the meaning of (S)3(37)
     ------------------
of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     Notes.  See (S)2.3.
     -----

     Obligations.  All indebtedness, obligations and liabilities of the Borrower
     -----------
to any of the Lenders and the Administrative Agent, individually or collectively, existing on the date of this Loan Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Loan Agreement or any of the other Loan Documents or in respect of the Loan made or any of the Notes, or other instruments at any time evidencing any thereof.

     Outstanding.  With respect to the Loan, the aggregate unpaid principal
     -----------
thereof as of any date of determination.

     PBGC.  The Pension Benefit Guaranty Corporation created by (S)4002 of ERISA
     ----
and any successor entity or entities having similar responsibilities.

     Permitted Liens.  Liens permitted by (S)6.2.1.
     ---------------

     Person.  Any individual, corporation, limited liability company,
     ------
partnership, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

     Pledge Agreement.  The Pledge Agreement, dated as of the date hereof,
     ----------------
between the Borrower and the Administrative Agent pursuant to which the Borrower pledges to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, all of its right, title and interest in the Berkadia Note and grants to the Administrative Agent for the benefit of the Lenders and the Administrative Agent, a first priority security interest in all of its rights under the FINOVA Credit Agreement, such agreement to be substantially in the form of Exhibit D hereto.
        ------- -

     Pricing Grid.  The Borrower's Applicable Margin and Facility Fee rates
     ------------
shall be determined pursuant to the Pricing Grid set forth below, in accordance with the definition of Pricing Level:

                ---------------------------------------------
                 Pricing        Applicable
                  Level           Margin        Facility Fee
                ---------------------------------------------
                    I              .25%             .05%
                ---------------------------------------------
                   II              .28%             .07%
                ---------------------------------------------

     Pricing Level.  Pricing Level I or Pricing Level II, whichever shall apply,
     -------------
at any date. Any change to a Pricing Level based on the Debt Rating shall be automatically effective as of the date such Debt Rating is publicly announced by Standard & Poor's, Moody's, or any Successor Rating Agency, as the case may be.

     Pricing Level I.  Any period during which the Debt Rating is AAA or better
     ---------------
(as rated by Standard & Poor's) and/or Aaa or better (as rated by Moody's).

     Pricing Level II.  Any period during which (a) the Debt Rating is lower
     ----------------
than AAA (as rated by Standard & Poor's) and lower than Aaa (as rated by Moody's) and (b) Pricing Level I does not apply.

     Qualified Conduit Lender.  A Conduit Lender which issues Commercial Paper
     ------------------------
rated at least "P-1" by Moody's or "A-1" by Standard & Poor's or is otherwise approved in writing by the Borrower.

     Record.  The grid attached to a Note, or the continuation of such grid, or
     ------
any other similar record, including computer records, maintained by any Lender with respect to that portion of the Loan referred to in such Lender's Note.

     Register.  See (S)10.3.
     --------

     Reorganization Plan.  The Third Amended and Restated Joint Plan of
     -------------------
Reorganization of Debtors Under Chapter 11 of the Bankruptcy Code of FINOVA Group, FNV Capital and seven other of their Subsidiaries, Case Nos. 01-0697
(PJW) through 01-0705 (PJW), as approved and confirmed by the United States Bankruptcy Court, District of Delaware, on August 10, 2001.

     Required Lenders.  As of any date, at least two Lenders (unless there is
     ----------------
only one Lender hereunder, in which case, one Lender) holding at least fifty-one percent (51%) of the outstanding principal amount of the Notes on such date.

     Security Documents.  The Guaranties and the Pledge Agreement.
     ------------------

     Standard & Poor's.  See the definition of "Debt Rating".
     -----------------

     Structuring Fee.  See (S)3.1.
     ---------------

     Structuring Fee Letter.  The fee letter dated as of the date hereof among
     ----------------------
the Borrower and the Administrative Agent.

     Subsidiary.  Any corporation, association, trust, or other business entity
     ----------
of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock, provided, however, that in no event shall FINOVA
                              --------  -------
Group or any of its Subsidiaries be deemed Subsidiaries of the Borrower.

     Successor Rating Agency.  See the definition of "Debt Rating".
     -----------------------

     UCC.  The Uniform Commercial Code as in effect in the State of New York.
     ---

     Voting Stock.  Stock or similar interests, of any class or classes (however
     ------------
designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     1.2.  Rules of Interpretation.
           -----------------------

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Loan Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

          (f)  The words "include", "includes" and "including" are not limiting.

          (g) All terms not specifically defined herein or by GAAP, which terms are defined in the UCC, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the UCC.
               ----------

          (h) Reference to a particular "(S)" refers to that section of this Loan Agreement unless otherwise indicated.

          (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Loan Agreement as a whole and not to any particular section or subdivision of this Loan Agreement.

          (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

          (k) This Loan Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

          (l) This Loan Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Loan Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent's or any Lender's involvement in the preparation of such documents.

                                 2.  THE LOAN.
                                     --------

     2.1. Funding. Subject to the terms and conditions set forth in this Loan
          -------
Agreement, each Lender shall lend to the Borrower on the Closing Date the amount of its Commitment Percentage of the principal amount of $5,600,000,000.

     2.2. Facility Fee. The Borrower agrees to pay to the Administrative Agent
          ------------
for the accounts of the Lenders in accordance with their respective Commitment Percentages a facility fee (the "Facility Fee") calculated at the rate per annum
                                 -------- ---
determined as set forth in the Pricing Grid with respect to the Facility Fee as in effect from time to time based on the daily outstanding principal amount of the Loan. The Facility Fee shall be payable quarterly in arrears on January 7, April 7, July 7, and October 7 of each year for the immediately preceding quarter, commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Loan has been repaid.

     2.3. The Notes. The Loan shall be evidenced by separate promissory notes
          ---------
of the Borrower in substantially the form of Exhibit A hereto (each a "Note"),
                                             ------- -                 ----
dated the Closing Date (or such other date on which a Lender may become a party hereto in accordance with (S)10 hereof) and completed with appropriate insertions. One Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment Percentage of the Loan and representing the obligation of the Borrower to pay to such Lender such principal amount or, if less, the outstanding amount of such Lender's Commitment Percentage of the Loan, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Lender to make or cause to be made a notation on such Lender's Record reflecting the original principal amount of such Lender's Commitment Percentage of the Loan and, at or about the time of such Lender's receipt of any principal payment on such Lender's Note, an appropriate notation on such Lender's Record reflecting such payment. The aggregate unpaid amount set forth on such Lender's Record shall be prima facie evidence of the principal
                                       ----- -----
amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Record shall not affect the obligations of the Borrower hereunder or under any Note to make payments of principal of and interest on any Note when due.

     2.4. Repayment of Loan.
          -----------------

          2.4.1.  Payment at Maturity. The Borrower promises to pay to the
                  -------------------
     Administrative Agent for the account of the Lenders the outstanding principal amount of the Loan on the Maturity Date.

          2.4.2.  Mandatory Prepayments. Not later than five (5) Business Days
                  ---------------------
     following receipt thereof, the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders an amount equal to one hundred percent (100%) of the amount of any principal payment on the FINOVA Loan received from FNV Capital; provided, however, that the Borrower, at
                                     --------  -------
     its option, may delay any payment hereunder until the end of the next expiring Interest Period. Notwithstanding the foregoing, if any payments have been required under (S)2.4.3, at the time of making any such payment pursuant to this (S)2.4.2, the Borrower shall be permitted to reduce the amount of such payment by an amount equal to the amount of all payments made pursuant to (S)2.4.3 which have not previously been applied to reduce payments pursuant to this (S)2.4.2.

     Payments under this (S)2.4.2 shall be applied to the repayment of principal. All payments of principal made pursuant to this (S)2.4.2 shall be allocated among the Lenders in proportion, as nearly as practicable, to the respective outstanding amounts of each Lender's Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. No amounts repaid pursuant to this (S)2.4.2 may be reborrowed. The Borrowers shall provide written notice to the Administrative Agent, at least two (2) Business Days prior to each such prepayment of the amount of the principal payment it has received or expects to receive from FNV Capital and the corresponding amount of its expected prepayment of the Loan.

          2.4.3. Loan Coverage. If the Asset Value as of the end of any calendar
                 -------------
     month, as reflected on the certificate delivered pursuant to (S)5.4(g), is less than 1.2 times the outstanding principal amount of the Loan as of the end of such month, then the Borrower shall, concurrently with the delivery of such certificate, prepay the Loan in the amount necessary so that the Asset Value is at least 1.2 times the outstanding principal amount of the Loan, after giving effect to such prepayment.

     2.5. Optional Prepayment of Loan. The Borrower shall have the right at any
          ---------------------------
time to prepay the Notes on or before the Maturity Date, as a whole, or in part, upon not less than five (5) Business Days prior written notice to the Administrative Agent, without premium or penalty, provided that (a) each partial
                                                  --------
prepayment shall be in the principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof (b) no portion of the Loan bearing interest at the LIBOR Rate or the CP Rate may be prepaid pursuant to this (S)2.5 except on the last day of the Interest Period relating thereto unless the Borrower pays the Lenders the amounts required pursuant to (S)3.10 hereof and
(c) each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective outstanding amount of each Lender's Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of the Loan shall include all interest accrued to the date of prepayment. No amount repaid pursuant to this (S)2.5 may be reborrowed.

     2.6. Optional Cancellation of Loan. Prior to the Closing Date, the Borrower
          -----------------------------
may, at its option, cancel, in whole or in part, the amount of the Loan to be made on the Closing Date upon not less than five (5) Business Days prior written notice to the Administrative Agent, provided that any partial cancellation shall be in the principal amount of $15,000,000 or an integral multiple of $1,000,000 in excess thereof.

     2.7. Interest on Loan.
          ----------------

          2.7.1. Interest Rates. Except as otherwise provided in (S)3.11, the
                 --------------
     Loan shall bear interest during each Interest Period relating to all or any portion of the Loan at the following rates:

                 (a) To the extent that all or any portion of the Loan bears interest during such Interest Period at the Base Rate (which will only occur in the event that the LIBOR Rate is unavailable pursuant to
          (S)3.5 or (S)3.6), the Loan or such portion shall bear interest during such Interest Period at the Base Rate.

          (b) To the extent that all or any portion of the Loan bears interest during such Interest Period based on the LIBOR Rate, the Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the LIBOR Rate determined for such Interest Period, plus the
                                                                        ----
     Applicable Margin as in effect from time to time. All portions of the Loan advanced by Lenders other than Conduit Lenders shall, except to the extent provided in paragraph (a), bear interest based on the LIBOR Rate. Additionally with respect to any Conduit Lender that is not a Qualified Conduit Lender (and for so long as it fails to be a Qualified Conduit Lender) and as provided in (S)2.8.1 with respect to CP Disruption Events, all portions of the Loan owing to such Conduit Lender shall be LIBOR Rate Loans.

          (c) To the extent that all or any portion of the Loan bears interest during such Interest Period based on the CP Rate, the Loan or such portion owing to each Qualified Conduit Lender shall bear interest during such Interest Period at the rate per annum equal to the CP Rate determined by such Conduit Lender for such Interest Period plus the Applicable Margin as
                                                  ----
     in effect from time to time. Except to the extent provided in paragraph (b) above, all portions of the Loan owing to Conduit Lenders shall be CP Rate Loans.

     2.7.2. Interest Payments. The Borrower promises to pay interest on the
            -----------------
Loan or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period. On or before the third Business Day preceding each Interest Payment Date, each Conduit Lender shall notify the Administrative Agent as to the Interest Amount for such Conduit Lender that will be due and payable on such Interest Payment Date by delivering to the Administrative Agent a certificate in the form attached as Exhibit F
                                                                  ------- -
hereto. On or before the second Business Day preceding each Interest Payment Date, the Administrative Agent shall notify the Borrower of the Aggregate Interest Amount for the Interest Period ending on such Interest Payment Date. On each Interest Payment Date, the Borrower shall pay to the Administrative Agent an amount equal to the Aggregate Interest Amount for the Interest Period ending on such Interest Payment Date in respect of CP Rate Loans. Upon receipt of such amount the Administrative Agent shall pay to each Conduit Lender its Interest Amount for such Interest Period.

2.8. Interest Options.
     ----------------

     2.8.1.  CP Rate Loans. Upon the expiration of each Interest Period in
             -------------
respect of a CP Rate Loan, such CP Rate Loan shall automatically be continued as a CP Rate Loan for an additional Interest Period, unless the Administrative Agent receives a Conversion Notice from a Conduit Lender that the CP Rate Loan of such Conduit Lender is to be converted into a LIBOR Rate Loan. Any such conversion shall be subject to (S)2.7.1. Each Conversion Notice shall be delivered pursuant to this (S)2.8.1 at least three (3) Business Days prior to the expiration of the Interest Period then applicable to such CP Rate Loan. In the event that in the case of any Conduit Lender (a) such Lender is not at such time a Qualified Conduit Lender, (b) a CP Disruption Event occurs, (c) such Lender elects to convert its portion of the Loan to a LIBOR Rate Loan, or (d) such Conduit Lender's

     Liquidity Provider fails to renew its Liquidity Commitment, and such Liquidity Commitment will expire within forty (40) days, then all CP Rate
                                                              ----
     Loans of such Conduit Lender shall be converted to LIBOR Rate Loans at the end of the applicable Interest Period for such CP Rate Loans, with no prior notice being required in the case of any condition referred to in clause
     (a), (b) or (d), and the portion of the Loan advanced by such Conduit Lender shall, until no condition referred to in clause (a), (b) or (d) above is continuing, be LIBOR Rate Loans.

            2.8.2. LIBOR Rate Loans. Upon the expiration of each Interest Period
                   ----------------
     in respect of a LIBOR Rate Loan, such LIBOR Rate Loan shall automatically be continued as a LIBOR Rate Loan for an additional Interest Period, unless the relevant Lender (a) is a Qualified Conduit Lender and (b) delivers a Conversion Notice providing that such LIBOR Rate Loan shall be converted into a CP Rate Loan at least three (3) Business Days prior to the expiration of the Interest Period then applicable to such LIBOR Rate Loan.

                        3.  CERTAIN GENERAL PROVISIONS.
                            --------------------------

     3.1. Structuring Fee. The Borrower agrees to pay to the Administrative
          ---------------
Agent for the accounts of the Lenders on the Closing Date a structuring fee (the "Structuring Fee") as set forth in the Structuring Fee Letter.
 ---------------

     3.2. Administrative Agent's Fee. The Borrower shall pay to the
          --------------------------
Administrative Agent for its own account certain Administrative Agent's fees (the "Administrative Agent's Fees") as set forth in the Administrative Agent's
      -------------- ------- ----
Fee Letter.

     3.3. Funds for Payments.
          ------------------

            3.3.1.  Payments to Administrative Agent. All payments of principal,
                    --------------------------------
     interest, Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Administrative Agent in Dollars, for the respective accounts of the Lenders and the Administrative Agent, at the Administrative Agent's Office or at such other place that the Administrative Agent may from time to time designate, in each case on or prior to 1:00 p.m. (Boston, Massachusetts time or other local time at the place of payment) and in immediately available funds.

            3.3.2.  No Offset, etc. All payments by the Borrower hereunder and
                    ---------------
     under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. Subject to (S)3.3.3, if any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Administrative Agent, for the account of the Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Administrative Agent to receive the same net amount which the Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrower. However, for this purpose, additional amounts will not include (i) in the case of each Lender, each Liquidity Provider and the Administrative Agent, taxes measured by its net income and franchise taxes imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which it is organized and (ii) in the case of each Lender and each Liquidity Provider, taxes measured by its net income and franchise taxes imposed on it by the jurisdiction in which its lending office is located. The Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. If the Borrower incurs any costs with respect to any Lender by reason of this (S)3.3.2, the Borrower will have the right to replace such Lender in accordance with the provisions of (S)3.12 hereof.

          3.3.3. Non-U.S. Lenders. Each Lender, the Administrative Agent and
                 -----------------
     each Liquidity Provider that is not a U.S. Person as defined in Section 7701(a)(30) of the Code for federal income tax purposes (a "Non-U.S.
                                                                 --------
     Lender") hereby agrees that it shall, prior to the date of the first
     ------
     payment by the Borrower hereunder to be made to such Non-U.S. Lender or for such Non-U.S. Lender's account, and prior to the expiration or obsolescence of any previously delivered form, deliver to the Borrower and the Administrative Agent, as applicable, such certificates, documents or other evidence, as and when required by the Code or Treasury Regulations issued pursuant thereto, including (a) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Code, two (2) duly completed copies of Internal Revenue Service Form W-8BEN (certifying as to entitlement to treaty benefits) or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulations, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender establishing that with respect to payments of principal, interest or fees hereunder it is (i) not subject to United States federal withholding tax under the Code because such payment is effectively connected with the conduct by such Non-U.S. Lender of a trade or business in the United States or (ii) totally exempt from United States federal withholding tax under a provision of an applicable tax treaty and
     (b) in the case of a Non-U.S. Lender that is not a "bank" for purposes of
     Section 881(c)(3)(A) of the Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and to the effect that (i) such Non-U.S. Lender is not a "bank" for purposes of
     Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (ii) is not a ten (10) percent shareholder for purposes of Section 881(c)(3)(B) of the Code and (iii) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Code, together with a properly completed Internal Revenue Service Form W-8BEN (certifying as to beneficial ownership), as applicable (or successor forms). Each Lender agrees that it shall, promptly upon a change of its lending office or the selection of any additional lending office, to the extent the forms previously delivered by it pursuant to this section are no longer effective or accurate, and promptly upon the Borrower's or the Administrative Agent's reasonable request after the occurrence of any other event (including the passage of time) requiring the delivery of a Form W-8BEN, Form W-8ECI or Form W-9 in addition to or in replacement of the forms previously delivered, deliver to the Borrower and the Administrative Agent, as applicable, a properly completed and executed Form W-8BEN, Form W-8ECI or Form W-9, as applicable (or any successor forms thereto). Each Lender also represents that it is not a "conduit entity" as described in U.S. Treasury Regulation (S)1.881-3(a)(4). The Borrower shall not be required to pay any additional amounts to any Non-U.S. Lender in respect of United States federal withholding tax pursuant to (S)3.3.2 above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of this (S)3.3.3 or to deliver the documents specified in this (S)3.3.3, including if such Non-U.S. Lender is not properly or legally entitled to use or deliver any of the forms set forth above (or any successor forms thereto) or on account of a Lender being a "conduit entity"; provided,
                                                                  --------
     however, that the foregoing shall not relieve the Borrower of its
     -------
     obligation to pay additional amounts pursuant to (S)3.3.2 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in interpretation, administration or application thereof, a Non-US Lender that was previously entitled to receive all payments under this Loan Agreement and the Notes without deduction or withholding of any United States federal income taxes is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding. If the Borrower incurs any costs with respect to any Lender by reason of this (S)3.3.3, the Borrower will have the right to replace such Lender in accordance with the provisions of (S)3.12 hereof.

     3.4. Computations. All computations of interest on Base Rate Loans shall be
          ------------
based on a 365-day year and paid for the actual number of days elapsed, including the first day but excluding the last day of any calculation period. All computations of interest on LIBOR Rate Loans and CP Rate Loans and of Fees shall be based on a 360-day year and paid for the actual number of days elapsed, including the first day but excluding the last day of any calculation period. The Administrative Agent will provide the Borrower with notice of any Eurocurrency Reserve Rate that becomes applicable, including the rate thereof. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loan as reflected on the Records from time to time shall be considered correct and binding on the Borrower unless within thirty (30) Business Days after receipt of any notice by the Administrative Agent or any of the Lenders of such outstanding amount, the Borrower shall notify such Lender to the contrary.

     3.5. Inability to Determine LIBOR Rate. In the event, prior to the
          ---------------------------------
commencement of any Interest Period relating to any LIBOR Rate Loan, the Administrative Agent shall determine that (a) adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period or (b) the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lenders and/or Liquidity Providers of making or maintaining their LIBOR Rate Loans during such period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders) to the Borrower and the Lenders. In such event (a) any Conversion Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and
(c) the obligations of the Lenders to make LIBOR Rate Loans shall be suspended until the Administrative Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent shall so notify the Borrower and the Lenders.

     3.6. Illegality. Notwithstanding any other provisions herein, if any change
          ----------
in law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender (or its Liquidity Provider) to make or maintain LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrower and the other Lenders and thereupon (a) the commitment of such Lender to make LIBOR Rate Loans shall forthwith be suspended,
(b) such Lender's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law, and (c) the Borrower may replace such Lender in accordance with the provisions of (S)3.12 hereof. The Borrower hereby agrees promptly to pay the Administrative Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender (or its Liquidity Provider) in making any conversion in accordance with this (S)3.6, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.

     3.7. Additional Costs, etc. If any change in applicable law, which
          ---------------------
expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender, Liquidity Provider or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject any Lender or Liquidity Provider or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Loan Agreement, the other Loan Documents, such Lender's Commitment or Liquidity Provider's Liquidity Commitment, or the Loan (other than taxes based upon or measured by the income or profits of such Lender or the Administrative Agent), or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender or Liquidity Provider of the principal of or the interest on the Loans or any other amounts payable to any Lender, Liquidity Provider or the Administrative Agent under this Loan Agreement or any of the other Loan Documents, or

          (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Loan Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender or Liquidity Provider, or

          (d) impose on any Lender or Liquidity Provider or the Administrative Agent any other conditions or requirements with respect to this Loan Agreement, the other Loan Documents, the Loan, such Lender's Commitment or Liquidity Provider's Liquidity Commitment or any class of loans or commitments of which any of the Loans or such Lender's Commitment or Liquidity Provider's Liquidity Commitment forms a part, and the result of any of the foregoing is

               (i) to increase the cost to any Lender or Liquidity Provider of making, funding, issuing, renewing, extending or maintaining the Loan or such Lender's Commitment or Liquidity Provider's Liquidity Commitment, or

               (ii) to reduce the amount of principal, interest, or other amount payable to such Lender or Liquidity Provider or the Administrative Agent hereunder on account of such Lender's Commitment or Liquidity Provider's Liquidity Commitment, or any of the Loans, or

               (iii) to require such Lender or Liquidity Provider or the Administrative Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender, Liquidity Provider or the Administrative Agent from the Borrower hereunder, and so long as such additional costs, reductions, payments or foregone interest or other sums are (x) applicable to and generally being collected by such Lender from all of its similarly situated customers in good faith, (y) not incurred due to a CP Disruption Event, and (z) not otherwise recovered or recoverable pursuant to another provision of this Loan Agreement, then, and in each such case, the Borrower will, upon demand made by such Lender or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Administrative Agent such additional amounts as will be sufficient to compensate such Lender or Liquidity Provider to such Lender or the Administrative Agent for such additional cost, reduction, payment or foregone interest or other sum which has been incurred by such Lender or Liquidity Provider within the ninety (90) days prior to the date of such demand. If the Borrower incurs any costs with respect to any given Lender by reason of this (S)3.7, the Borrower will have the right to replace such Lender in accordance with the provisions of (S)3.12 hereof.

     3.8. Capital Adequacy. If after the date hereof any Lender or Liquidity
          ----------------
Provider to such Lender or the Administrative Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for Lenders, Liquidity Providers or financial holding companies or any change in the interpretation or application thereof by a Governmental Authority with appropriate jurisdiction, or (b) compliance by such Lender or its Liquidity Provider or the Administrative Agent or any corporation controlling such Lender or its Liquidity Provider or the Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender's or its Liquidity Provider's or the Administrative Agent's commitment with respect to the Loan to a level below that which such Lender or its Liquidity Provider or the Administrative Agent could have achieved (it being understood that, in the absence of a change in law (including related rules and regulations) occurring after the date hereof, the inclusion of any portion of the Loan of any Conduit Lender in the determination of its Liquidity Provider's capital shall not be deemed to have such an effect) but for such adoption, change or compliance (taking into consideration such Lender's or the Administrative Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Lender or its Liquidity Provider or (as the case may be) the Administrative Agent to be material, then such Lender or the Administrative Agent may notify the Borrower of such fact. The Borrower agrees to pay such Lender or (as the case may be) the Administrative Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Lender or (as the case may be) the Administrative Agent of a certificate in accordance with
(S)3.9 hereof. Each Lender or its Liquidity Provider shall allocate such cost increases among its customers in good faith and on an equitable basis.

     3.9.  Certificate. A certificate setting forth any additional amounts
           -----------
payable pursuant to (S)3.7 or (S)3.8 and a brief explanation of such amounts which are due, submitted by any Lender on behalf of itself and/or its Liquidity Provider or the Administrative Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing (other than any loss, cost or expense resulting from the gross negligence or willful misconduct of such Lender).

     3.10. Indemnity. The Borrower agrees to indemnify each Lender and to hold
           ---------
each Lender harmless from and against any loss, cost or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans or CP Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to banks of funds obtained by it in order to maintain its LIBOR Rate Loans or CP Rate Loans, or (b) the making of any payment of a LIBOR Rate Loan or CP Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.

     3.11. Interest After Default. Overdue principal and (to the extent
           ----------------------
permitted by applicable law) interest on the Loan and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2.0%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

     3.12. Replacement of Lenders. If any Lender (an "Affected Lender") (a)
           ----------------------                     -------- ------
converts its CP Rate Loans into LIBOR Rate Loans as a result of a CP Disruption Event, (b) in the case of a Conduit Lender, such Conduit Lender's Liquidity Provider or Commercial Paper issued by such Conduit Lender is rated below "P-1" by Moody's or below "A-1" by Standard & Poor's, (c) requests or requires the Borrower to provide compensation to it pursuant to (S)(S)3.3.2, 3.3.3, 3.6, 3.7 or 3.8, or (d) is a Delinquent Lender, then the Borrower may, so long as no Default or Event of Default has occurred and is then continuing, within ninety (90) days of receipt of such demand or notice, or the occurrence of such other event causing the Borrower to be required to pay such compensation or causing (S)(S)3.3.2, 3.3.3, 3.6, 3.7, 3.8 or 9.5.3 to be applicable, or default, as the case may be, by notice (a "Replacement Notice") in writing to the Administrative
 ----------- ------
Agent and such Affected Lender (i) request the Affected Lender to cooperate with the Borrower in obtaining one or more replacement Lenders satisfactory to the Administrative Agent and the Borrower (each, a "Replacement Lender"); (ii)
                                                ----------- ------
request the non-Affected Lenders to acquire and assume all or part of the Affected Lender's Loans as provided herein, but none of such Lenders shall be under an obligation to do so; or (iii) designate one or more Replacement Lenders approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed. If any one or more satisfactory Replacement Lenders shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all or part of the Affected Lender's Loans, then such Affected Lender shall assign, in accordance with (S)10, all or such part of its portion of the Loan, Notes and other rights and obligations under this Loan Agreement and all other Loan Documents to such Replacement Lenders or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender; provided, however, that (A) such assignment shall be without recourse,
--------  -------
representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lenders and/or non-Affected Lenders, as the case may be, and (B) prior to any such assignment, the Borrower shall have paid to such Affected Lender all amounts properly demanded and unreimbursed under (S)(S)3.7, 3.8 and 3.10. Upon the effective date of such assignment, the Borrower shall issue replacement Notes to such Replacement Lender and/or non-Affected Lenders, as the case may be, and each such institution shall become a "Lender" for all purposes under this Loan Agreement and the other Loan Documents, and upon receipt of such replacement Notes, the existing Notes shall be marked "cancelled" and returned to the Borrower.

     3.13. Conduit Lenders.
           ---------------

     (a) It is the intent of the parties hereto that, to the extent that Commercial Paper may be issued pursuant to and in accordance with the terms of the constituent and governing documents applicable to any Qualified Conduit Lender, the portion of the Loan to be funded by such Conduit Lender will be funded through the issuance of Commercial Paper and the outstanding principal amount of maturing Commercial Paper will be paid through the issuance of additional Commercial Paper. Notwithstanding the foregoing, if at any time Commercial Paper cannot be issued in accordance therewith for any reason, upon the maturity of any outstanding Commercial Paper, amounts owing with respect thereto will be paid by the Liquidity Provider of such Conduit Lender in accordance with the terms of the applicable Liquidity Provider Agreement.

     (b) Each Conduit Lender will at all times provide a Liquidity Commitment with a Liquidity Provider pursuant to the terms of a Liquidity Provider Agreement. All such Liquidity Commitments may be renewable by the Conduit Lender for successive periods of up to 364 days in accordance with the provisions of the applicable Liquidity Provider Agreement to be renewed. Notwithstanding the drawing down of any amounts under a Liquidity Commitment, the portion of the Loan of the Conduit Lender making such draw shall continue to be due on the Maturity Date or such earlier time as may be required pursuant to (S)2.4 hereof.

                      4.  REPRESENTATIONS AND WARRANTIES.
                          ------------------------------

     The Borrower represents and warrants to the Lenders and the Administrative Agent that, as of the date hereof and as of the Closing Date:

     4.1. Corporate Authority.
          -------------------

            4.1.1. Incorporation; Good Standing. The Borrower (a) is a limited
                   ----------------------------
     liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite limited liability company power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign limited liability company and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

            4.1.2. Authorization. The execution, delivery and performance of
                   -------------
     this Loan Agreement and the other Loan Documents to which the Borrower is a party and the transactions contemplated hereby and thereby (a) are within the limited liability company authority of the Borrower, (b) have been duly authorized by all necessary limited liability company proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower except such as would not have a Material Adverse Effect and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, the Borrower.

            4.1.3. Enforceability. The execution and delivery of this Loan
                   --------------
     Agreement and the other Loan Documents to which the Borrower is a party will result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of certain equitable remedies is subject to the discretion of the court before which any proceeding therefor is brought.

     4.2. Governmental Approvals. The execution, delivery and performance by the
          ----------------------
Borrower of this Loan Agreement and the other Loan Documents to which the Borrower is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained, except where the failure to obtain such approval or consent, or make such filing would not have a Material Adverse Effect.

     4.3. Title to Properties; Leases. The Borrower owns all of the assets
          ---------------------------
reflected in the balance sheet of the Borrower as at the Closing Date subject to no Liens or other rights of others, except Permitted Liens.

     4.4. Financial Statements.
          --------------------

          4.4.1. Fiscal Year. The Borrower has a fiscal year which is the twelve
                 -----------
     months ending on December 31 of each calendar year.

          4.4.2. Financial Statements. There has been furnished to each of the
                 --------------------
     Lenders a pro forma balance sheet of the Borrower as at the Closing Date.
               --- -----
     Such balance sheet has been prepared in accordance with GAAP and fairly presents the assets and liabilities of the Borrower as at the Closing Date. There are no contingent liabilities of the Borrower as of such date involving material amounts, known to the officers of the Borrower, which were required by GAAP to be disclosed in such balance sheet and/or the notes related thereto and were not so disclosed.

     4.5. No Material Adverse Changes, etc. Since the Balance Sheet Date there
          --------------------------------
has been no event or occurrence which has had a Material Adverse Effect.

     4.6. Franchises, Patents, Copyrights, etc. The Borrower possesses all
          ------------------------------------
franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, if any, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others, except where failure to possess any such franchise, patent, copyright, trademark, license, permit or right would not reasonably be expected to have a Material Adverse Effect.

     4.7. Litigation. There are no actions, suits, proceedings or investigations
          ----------
of any kind pending or threatened against the Borrower before any Governmental Authority, that, would if adversely determined, in any case or in the aggregate,
(i) have a Material Adverse Effect or (ii) materially impair the right of the Borrower to carry on business substantially as now conducted, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower.

     4.8. No Materially Adverse Contracts, etc. The Borrower is not subject to
          ------------------------------------
any Governing Document or other legal restriction, or any judgment, decree, order, law, statute, rule or regulation that has or is expected in the future to have a Material Adverse Effect. The Borrower is not a party to any contract or agreement that has or is reasonably expected, in the judgment of the Borrower's officers, to have, any Material Adverse Effect.

     4.9. Compliance with Other Instruments, Laws, etc. The Borrower is not in
          --------------------------------------------
violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that would reasonably be expected to have a Material Adverse Effect.

     4.10. Tax Status. The Borrower has not made, and has not been required
           ----------
under any applicable laws or regulations to have made, any tax filings or payments of taxes to any jurisdiction to which it is subject.

     4.11. No Event of Default. No Default or Event of Default has occurred and
           -------------------
is continuing.

     4.12. Holding Company and Investment Company Acts. The Borrower is not a
           -------------------------------------------
"holding company", or a "subsidiary company" of a "holding company", or an
 ------- -------         ---------- -------        ------- -------
"affiliate" of a "holding company", as such terms are defined in the Public
 ---------        ------- -------
Utility Holding Company Act of 1935; nor is it an "investment company", or an
                                                   ---------- -------
"affiliated company" or a "principal underwriter" of an "investment company", as
 ---------- -------        --------- -----------         ---------- -------
such terms are defined in the Investment Company Act of 1940.

     4.13. Absence of Financing Statements, etc. Except with respect to
           ------------------------------------
Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Borrower or any rights relating thereto.

     4.14. Employee Benefit Plans. The Borrower has no Employee Benefit Plans,
           ----------------------
Multiemployer Plans or Guaranteed Pension Plans and has no liability in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan of any other ERISA Affiliate.

     4.15. Use of Proceeds.
           ---------------

           4.15.1. General. The proceeds of the Loan shall be used solely to
                   -------
     fund the obligations of the Borrower to lend $5,600,000,000 to FNV Capital as provided in the Reorganization Plan, such loan to be made pursuant to the FINOVA Loan Documents and to pay fees and expenses associated therewith and with the transactions contemplated hereby.

          4.15.2.  Regulations U and X. No portion of the Loan is to be used for
                   -------------------
     the purpose of purchasing or carrying any "margin security" or "margin
                                                ------ --------      ------
     stock" as such terms are used in Regulations U and X of the Board of
     -----
     Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     4.16. Environmental Compliance. The Borrower does not own or lease any real
           ------------------------
property and does not handle any Hazardous Substances or conduct any activity subject to Environmental Laws.

     4.17. Subsidiaries, etc. The Borrower has no Subsidiaries. The Borrower is
           -----------------
not engaged in any joint venture or partnership with any other Person.

     4.18. Reorganization Plan. A Final Order for each Chapter 11 Case is in
           -------------------
full force and effect. Upon the maturity (whether by acceleration or otherwise) of any of the obligations of FNV Capital or its Subsidiaries under any of the FINOVA Loan Documents, the Borrower shall be entitled to immediate payment of such obligations and to enforce the remedies provided under such Loan Document without further application to or order by the Bankruptcy Court.

     4.19. Disclosure. None of this Loan Agreement or any of the other Loan
           ----------
Documents contains any untrue statement of a material fact or omits to state a material fact (known to the executive officers of the Borrower in the case of any document or information not furnished by it) necessary in order to make the statements herein or therein, when taken as a whole, not misleading.

                          5.  AFFIRMATIVE COVENANTS.
                              ---------------------

     The Borrower covenants and agrees that, so long as the Loan or any Note is outstanding or any Lender has any obligation to make any portion of the Loan:

     5.1. Punctual Payment. The Borrower will duly and punctually pay or cause
          ----------------
to be paid the principal and interest on the Loan, the Fees and all other amounts provided for in this Loan Agreement and the other Loan Documents to which the Borrower is a party, all in accordance with the terms of this Loan Agreement and such other Loan Documents.

     5.2. Maintenance of Office. The Borrower will maintain its chief executive
          ---------------------
office in Omaha, Nebraska, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

     5.3. Records and Accounts. The Borrower will (a) keep, and cause each of
          --------------------
its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) at all times engage an internationally recognized ("Big 5") certified public accountant as the independent certified public accountants of the Borrower and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Borrower and its Subsidiaries and the appointment in such capacity of a successor firm.

     5.4. Financial Statements, Certificates and Information. The Borrower will
          --------------------------------------------------
deliver to each of the Lenders:

          (a)  as soon as practicable, but in any event not later than ninety
     (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified without qualification as to scope of audit by internationally recognized ("Big 5") certified public accountants; provided
                                                                        --------
     that, notwithstanding the foregoing, such financial statements shall not include FINOVA Group's financial position, results or statements regardless of whether consolidation with FINOVA Group is required by GAAP;

          (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of the Borrower's fiscal year, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of such fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments); provided that,
                                                     --------
     notwithstanding the foregoing, such financial statements shall not include FINOVA Group's financial position, results or statements regardless of whether consolidation with FINOVA Group is required by GAAP;

          (c) as soon as practicable, but in any event not later than ten (10) Business Days after the Borrower's receipt thereof, the consolidated balance sheet of FINOVA Group, as at the end of each fiscal year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified without qualification as to scope of audit by internationally recognized ("Big 5") certified public accountants. The Borrower hereby agrees that it shall require FINOVA Group to deliver such financial statements pursuant to the FINOVA Loan Documents within ninety (90) days after the end of each fiscal year of FINOVA Group;

          (d) as soon as practicable, but in any event not later than ten (10) Business Days after the Borrower's receipt thereof, copies of the unaudited consolidated balance sheet of FINOVA Group as at the end of each of the first three fiscal quarters of FINOVA Group's fiscal year, and the related consolidated statement of income and consolidated statement of cash flow for the portion of such fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP. The Borrower hereby agrees that it shall require FINOVA Group to deliver such financial statements pursuant to the FINOVA Loan Documents within forty-five (45) days after the end of each of the first three fiscal quarters of FINOVA Group's fiscal year;

          (e) as soon as practicable, but in any event not later than ten (10) Business Days after the Borrower's receipt thereof, the annual financial projections of FINOVA Group and its Subsidiaries for at least the remaining term of the Loan, including, at a minimum, projected detailed consolidated balance sheets and income and cash flow statements of FINOVA Group and its Subsidiaries for the two next succeeding fiscal years, and a breakdown of such projections by fiscal quarter for the next succeeding fiscal year.
     The Borrower hereby agrees that it shall require FINOVA Group to deliver such projections pursuant to the FINOVA Loan Documents within twenty (20) days prior to the end of each fiscal year of FINOVA Group;

          (f) as soon as practicable, but in any event not later than ten (10) Business Days after the Borrower's receipt thereof, a report of FINOVA Group and its Subsidiaries' investment in financing transactions (including discontinued operations), by line of business, accrual status and impaired/unimpaired status, as of the end of such fiscal quarter, the reserve for credit losses as of the end of such fiscal quarter and an analysis of write-offs and recoveries for such fiscal quarter. The Borrower hereby agrees that it shall require FINOVA Group to deliver such report pursuant to the FINOVA Loan Documents within forty-five (45) days after the end of each fiscal quarter of FINOVA Group;

          (g) on or before the fifth (5th) day of each month, a certification of Asset Value as of the end of the second preceding month (the "Calculation Date"), the first Calculation Date to be August 31, 2001,
      ----------- ----
     divided by the outstanding principal amount of the Loan as of the
     ------- --
     Calculation Date; provided, that such calculation may be based on FINOVA
                       --------
     Group's monthly financial statements or, if such financial statements have not been made available to the Borrower, upon estimates made by FINOVA Group that the Borrower believes to be reasonable after due inquiry, such certification to be substantially in the form of Exhibit E hereto;
                                                      ---------

          (h) promptly upon receipt by the Borrower thereof, copies of all financial reporting information not otherwise delivered hereunder that the Borrower receives from FNV Capital pursuant to the FINOVA Loan Documents; and

          (i) from time to time such other financial data and information of the Borrower (including accountants' management letters) as the Administrative Agent or any Lender may reasonably request.

     5.5. Notices. The Borrower will promptly notify the Administrative Agent
          -------
and each of the Lenders in writing of (a) the occurrence of any Default or Event of Default, (b) any adverse change in the long term senior unsecured debt rating of BH and (c) any other event or occurrence of which the Borrower has knowledge that would reasonably be expected to have a Material Adverse Effect.

     5.6. Legal Existence; Maintenance of Properties. The Borrower will do or
          ------------------------------------------
cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises and those of its Subsidiaries. It (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this (S)5.6 shall prevent the Borrower from
--------
discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that, together with all other discontinuances, does not in the aggregate have a Material Adverse Effect.

     5.7.  Taxes. The Borrower will, and will cause each of its Subsidiaries to,
           -----
duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its activities, or any part thereof, or upon the income or profits therefrom, provided that any such tax, assessment, charge, levy or claim
                   --------
need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay
-------- -------
all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

     5.8.  Inspection of Properties and Books, etc. The Borrower shall permit
           ---------------------------------------
the Administrative Agent (on its own initiative, or upon the reasonable request of a Lender) and its designees, and following the occurrence of a Default or Event of Default, the Lenders, through the Administrative Agent or any of the Lenders' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Administrative Agent, or, following the occurrence of a Default or Event of Default, any Lender may reasonably request.

     5.9.  Compliance with Laws, Contracts, Licenses, and Permits. The Borrower
           ------------------------------------------------------
will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, (b) the provisions of its Governing Documents, (c) all agreements and instruments by which it may be bound and (d) all applicable decrees, orders, and judgments, if, in any of the foregoing cases the failure to comply therewith would have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof.

     5.10. Use of Proceeds. The Borrower will use the proceeds of the Loan
           ---------------
solely for the purposes set forth in (S)4.15.1.

     5.11. Further Assurances. The Borrower will, and will cause each of its
           ------------------
Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Loan Agreement and the other Loan Documents.

                           6.   NEGATIVE COVENANTS.
                                -------------------

     The Borrower covenants and agrees that, so long as the Loan or any Note is outstanding or any Lender has any obligation to make any portion of the Loan:

     6.1. Restrictions on Indebtedness. The Borrower will not, and will not
          ----------------------------
permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a) Indebtedness to the Lenders and the Administrative Agent arising under any of the Loan Documents; and

          (b)    Indebtedness evidenced by Hedging Agreements.

     6.2. Restrictions on Liens.
          ---------------------

          6.2.1. Permitted Liens.  The Borrower will not, and will not permit
                 ---------------
any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; provided that the Borrower or any of its Subsidiaries may create or
           --------
incur or suffer to be created or incurred or to exist:

          (i) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or for which adequate reserves have been established (to the extent required by GAAP);

          (ii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

          (iii) Liens in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review; and

          (iv) Liens in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent under the Loan Documents.

          6.2.2. Restrictions on Negative Pledges and Upstream Limitations. The
                 ---------------------------------------------------------
     Borrower will not, nor will it permit any of its Subsidiaries to (a) enter into or permit to exist any arrangement or agreement (excluding the Loan Agreement and the other Loan Documents) which directly or indirectly prohibits the Borrower or any of its Subsidiaries from creating, assuming or incurring any Lien upon its properties, revenues or assets or those of any of its Subsidiaries whether now owned or hereafter acquired, or (b) enter into any agreement, contract or arrangement (excluding the Loan Agreement and the other Loan Documents) restricting the ability of any Subsidiary of the Borrower to pay or make dividends or distributions in cash or kind to the Borrower, to make loans, advances or other payments of whatsoever nature to the Borrower, or to make transfers or distributions of all or any part of its assets to the Borrower; in each case other than customary anti-assignment provisions contained in leases and licensing agreements entered into by the Borrower or such Subsidiary in the ordinary course of its business.

     6.3. Restrictions on Investments. The Borrower will not, and will not
          ---------------------------
permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except:

     (a) Investments by the Borrower or its Subsidiaries in marketable direct or guaranteed obligations of the United States of America that mature within one
(1) year from the date of purchase by the Borrower;

     (b) Investments by the Borrower or its Subsidiaries in demand deposits, certificates of deposit, Eurodollar deposits, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000, or foreign subsidiaries of such banks;

     (c) Investments by the Borrower or its Subsidiaries in securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P-1" if rated by Moody's, and not less than "A-1" if rated by Standard & Poor's;

     (d) Investments by the Borrower or its Subsidiaries in debt of any state or political subdivision that is rated "A" or better and due within one (1) year from the date of purchase by the Borrower or its Subsidiaries;

     (e) Investments by the Borrower or its Subsidiaries in repurchase agreements secured by any one or more of the foregoing;

     (f) Investments by the Borrower or its Subsidiaries in shares of any so-called "money market fund", provided that such fund is registered under the
                            --------
Investment Company Act of 1940, has net assets of at least $500,000,000 and has an investment portfolio with an average maturity of 365 days or less;

     (g) Investments by the Borrower or its Subsidiaries in interest rate swaps, caps, collars or similar arrangements entered into in connection with Indebtedness permitted under this Agreement;

     (h)  The FINOVA Loan and any Investment in common stock of FINOVA Group;
and

     (i) Investments of the proceeds of the Funding Fee (as defined in the FINOVA Credit Agreement) paid to the Borrower under the FINOVA Credit Agreement.

     6.4.  Merger and Consolidation. The Borrower will not, and will not permit
           ------------------------
any of its Subsidiaries to, become a party to any merger, amalgamation or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, or the merger or consolidation of two or more Subsidiaries of the Borrower.

     6.5.  Sale and Leaseback. The Borrower will not, and will not permit any of
           ------------------
its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

     6.6.  Employee Benefit Plans. Neither the Borrower nor any ERISA Affiliate
           ----------------------
will become a party to or be bound by or subject to any Employee Benefit Plan, Multiemployer Pension Plan or Guaranteed Pension Plan nor will it incur liability under any Employee Benefit Plan, Multiemployer Pension Plan or Guaranteed Pension Plan of any ERISA Affiliate.

     6.7.  Business Activities. The Borrower will not, and will not permit any
           -------------------
of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any business activity other than those related to
(a) the making of the FINOVA Loan and the holding and voting of the common stock of FINOVA Group, (b) the performance of its obligations under the FINOVA Credit Agreement and activities associated with the administration and monitoring of FINOVA Group and its Subsidiaries in connection therewith, (c) the performance of obligations under the Management Agreement, (d) the holding of Investments permitted by (S)6.3, and (e) the borrowing contemplated by this Loan Agreement.

     6.8.  Fiscal Year. The Borrower will not, and will not permit any of it
           -----------
Subsidiaries to, change the date of the end of its fiscal year from that set forth in (S)4.4.1.

     6.9.  Absence of Financing Statements, etc. Except with respect to
           ------------------------------------
Permitted Liens and except with respect to UCC financing statements filed to give notice of a true lease, the Borrower shall not permit to exist any financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

     6.10. FINOVA Loan Documents. In the event that the Borrower is not the
           ---------------------
Controlling Party, no amendment, waiver, supplement, consent or other modification to the FINOVA Loan Documents shall be made by the Borrower without the prior written consent of the Controlling

Party. In the event that the Borrower is not the Controlling Party, it agrees that it will execute any amendments, waivers, supplements or consents to the FINOVA Loan Documents as may be deemed necessary by the Controlling Party.

                            7.  CLOSING CONDITIONS.
                                ------------------

     The obligations of the Lenders to make the Loan shall be subject to the satisfaction of the following conditions precedent on or prior to August 21, 2001.

     7.1. Loan Documents; FINOVA Loan Documents. Each of the Loan Documents
          -------------------------------------
shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. Each Lender shall have received a fully executed copy of each such document. Each of the FINOVA Loan Documents and the Management Agreement shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect. The Administrative Agent shall have received a copy of the execution version of each such document.

     7.2. Certified Copies of Governing Documents. Each of the Lenders shall
          ---------------------------------------
have received from each Guarantor and the Borrower a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of its Governing Documents as in effect on such date of certification.

     7.3. Corporate or Other Action. All corporate (or other) action necessary
          -------------------------
for the valid execution, delivery and performance by each Guarantor and the Borrower of this Loan Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to the Administrative Agent.

     7.4. Incumbency Certificate. The Administrative Agent shall have received
          ----------------------
from each Guarantor and the Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of such Person, each of the Loan Documents to which such Person is or is to become a party; and (b) to give notices and to take other action on its behalf under the Loan Documents.

     7.5. UCC Search Results. The Administrative Agent shall have received the
          ------------------
results of UCC searches in the Borrower's state of organization and principal place of business in form and substance satisfactory to the Administrative Agent.

     7.6. Opinion of Counsel. The Administrative Agent shall have received a
          ------------------
favorable legal opinion addressed to the Lenders and the Administrative Agent, dated as of the Closing Date, in form and substance reasonably satisfactory to the Lenders and the Administrative Agent, from (a) Munger Tolles & Olson LLP, counsel to BH and the Borrower, and (b) Weil, Gotshal & Manges LLP, counsel to LNC and the Borrower.

     7.7. Payment of Fees. The Borrower shall have paid to the Lenders, the
          ---------------
Administrative Agent, or the Lead Arranger, as appropriate, the Fees due and payable on the Closing Date.

     7.8.  No Material Adverse Change. Since the Balance Sheet Date, there shall
           --------------------------
have occurred no material adverse change in the condition (financial or otherwise), operations, assets, or income of BH or the Borrower and the long term senior unsecured debt rating of BH shall not have been reduced to a level below AA (as rated by Standard & Poor's) or Aa2 (as rated by Moody's).

     7.9.  Liquidity Provider Agreements. The Administrative Agent shall have
           -----------------------------
received evidence satisfactory to it of the execution and delivery of the Liquidity Provider Agreements and commitments of the Liquidity Providers thereunder in an aggregate amount at least equal to 102% (or such other amount as is provided in such Liquidity Provider's constituent and operating agreements) of the portion of the Loan to be funded by the issuance of Commercial Paper by the Conduit Lenders, and shall have received an executed copy of each such agreement.

     7.10. Final Order. A Final Order shall be in full force and effect for each
           -----------
Chapter 11 Case.

     7.11. Representations True; No Event of Default. Each of the
           -----------------------------------------
representations and warranties of the Borrower contained in this Loan Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Loan Agreement shall be true in all material respects, and no Default or Event of Default shall have occurred and be continuing.

     7.12. No Legal Impediment. No change shall have occurred in any law or
           -------------------
regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make the Loan.

     7.13. Proceedings and Documents. All proceedings in connection with the
           -------------------------
transactions contemplated by this Loan Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Administrative Agent, the Administrative Agent's Special Counsel and Conduit Counsel, and the Lenders, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

                   8.  EVENTS OF DEFAULT; ACCELERATION; ETC.
                       ------------------------------------

     8.1.  Events of Default and Acceleration. If any of the following events
           ----------------------------------
events ("Events of Default" or, if the giving of notice or the lapse of time or
         ------ -- -------
both is required, then, prior to such notice or lapse of time, "Defaults") shall
                                                                --------
occur:

          (a) the Borrower shall fail to pay any principal of the Loan when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) the Borrower shall fail to pay any interest on the Loan, any Fees, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment and such failure shall continue for five (5) days;

          (c) the Borrower shall fail to comply with any of its covenants contained in (S)5.5, the first sentence of (S)5.6 or (S)5.10;

          (d) the Borrower or any of its Subsidiaries shall fail to comply with any of the covenants set forth in (S)5.4 or (S)6 hereof and such failure shall continue for thirty (30) days after the earlier to occur of (i) the Borrower or such Subsidiary becoming aware of such failure or (ii) the Borrower receiving notice of such failure from the Administrative Agent;

          (e) BH shall at any time have failed to maintain a long term senior unsecured non-credit enhanced debt rating of at least AA, as determined by Standard & Poor's, and Aa2, as determined by Moody's;

          (f) BH, the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this (S)9.1) for thirty (30) days after written notice of such failure has been given, respectively, to BH or the Borrower by the Administrative Agent;

          (g) The BH Guaranty shall be terminated, cancelled, revoked, repudiated or rescinded;

          (h) any representation or warranty of BH, the Borrower or any of its Subsidiaries in this Loan Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Loan Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (i) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any capitalized leases, singly or in the aggregate, in excess of $10,000,000 or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any capitalized leases, singly or in the aggregate, in excess of $10,000,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

          (j) FNV Capital shall fail to pay at maturity, or within any applicable period of grace, any obligation when due evidenced by the FINOVA Loan Documents, or shall fail to observe or perform any material term, covenant or agreement contained in any of the FINOVA Loan Documents which has resulted in the holder or holders thereof or of any obligations issued thereunder accelerating the maturity thereof;

          (k) BH, the Borrower or any of its Subsidiaries or FNV Capital shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of BH, the Borrower or any of its Subsidiaries or FNV Capital or of any substantial part of the assets of BH, the Borrower or any of its Subsidiaries or FNV Capital or shall commence any case or other proceeding relating to BH, the Borrower or any of its Subsidiaries or FNV Capital under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against BH, the Borrower or any of its Subsidiaries or FNV Capital and BH, the Borrower or any of its Subsidiaries or FNV Capital, as applicable, shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

          (l) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating BH, the Borrower or any of its Subsidiaries or FNV Capital bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of BH, the Borrower or any Subsidiary of the Borrower or FNV Capital in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (m) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments undischarged against the Borrower or any of its Subsidiaries, exceeds in the aggregate $50,000,000;

          (n) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of BH, LNC or the Borrower, or any court or any other Governmental Authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

          (o) BH and LNC shall at any time, legally and beneficially, own, directly or indirectly, less than one hundred percent (100%) of the membership interests of the Borrower;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Loan Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any
                                             --------
Event of Default specified in (S)8.1(k) or (S)8.1(l) all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender.

     8.2. Remedies. In case any one or more of the Events of Default shall have
          --------
occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loan pursuant to (S)8.1, each Lender, if owed any amount with respect to the Loan, may, with the consent of the Required Lenders but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Loan Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall
                 -- -----
have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Administrative Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     8.3. Distribution of Collateral Proceeds. In the event that, following the
          -----------------------------------
occurrence or during the continuance of any Default or Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

          (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Loan Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

          (b) Second, to all other Obligations in such order or preference as the Required Lenders may determine; provided, however, that (i)
                                         --------  -------
     distributions shall be made (A) pari passu among Obligations with respect
                                     ---- -----
     to the Administrative Agent's Fee and all other Obligations and (B) with respect to each type of Obligation owing to the Lenders, such as interest, principal, fees and expenses, among the Lenders pro rata, and (ii) the
                                                     --- ----
     Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

          (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent of all of the

     Obligations, to the payment of any obligations required to be paid pursuant to (S)9-608(a)(1)(c) or (S)9-615(a)(3) of the UCC; and

          (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                         9.  THE ADMINISTRATIVE AGENT.
                             ------------------------

     9.1. Authorization.
          -------------

          (a) The Administrative Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, provided that no duties or
                                         --------
     responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent.

          (b) The relationship between the Administrative Agent and each of the Lenders is that of an independent contractor. The use of the term "Administrative Agent" is for convenience only and is used to describe, as
      --------------------
     a form of convention, the independent contractual relationship between the Administrative Agent and each of the Lenders. Nothing contained in this Loan Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Lenders.

          (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a "representative" of the Lenders, as that term is defined in
                     --------------
     Article 1 of the UCC, for purposes of actions for the benefit of the Lenders and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as "secured party",
                                                             ------- -----
     "mortgagee" or the like on all financing statements and other documents and
      ---------
     instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Administrative Agent.

     9.2. Employees and Agents. The Administrative Agent may exercise its powers
          --------------------
and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Loan Agreement and the other Loan Documents. The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

     9.3. No Liability. Neither the Administrative Agent nor any of its
          ------------
shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     9.4. No Representations.
          ------------------

          9.4.1. General. The Administrative Agent shall not be responsible for
                 -------
     the execution or validity or enforceability of this Loan Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries or either Guarantor. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Loan Agreement.

          9.4.2. Closing Documentation, etc. For purposes of determining
                 --------------------------
     compliance with the conditions set forth in (S)7, each Lender that has executed this Loan Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Administrative Agent or the Lead Arranger to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent or the Lead Arranger active upon the Borrower's account shall have received notice from such Lender prior to the Closing Date specifying such Lender's objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent or the Lead Arranger to such effect on or prior to the Closing Date.

     9.5. Payments.
          --------

          9.5.1. Payments to Administrative Agent. A payment by the Borrower to
                 --------------------------------
     the Administrative Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative

     Agent agrees promptly to distribute to each Lender such Lender's pro rata
                                                                      --- ----
     share of payments received by the Administrative Agent for the account of the Lenders (if such payments are received by 1:00 p.m. (Boston time) on any Business Day, the Administrative Agent will distribute such payments by 3:00 p.m. (Boston time) on the same day) except as otherwise expressly provided herein or in any of the other Loan Documents.

          9.5.2. Distribution by Administrative Agent. If in the opinion of the
                 ------------------------------------
     Administrative Agent the distribution to the Lenders of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

          9.5.3. Delinquent Lenders. Notwithstanding anything to the contrary
                 ------------------
     contained in this Loan Agreement or any of the other Loan Documents, any Lender that fails (a) to make available to the Administrative Agent its pro
                                                                             ---
     rata share of the Loan or (b) to comply with the provisions of (S)10.1 with
     ----
     respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and
                                    --- ----
     payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Loan Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender
                    -----------------
     until such time as such delinquency is satisfied. If any Lender becomes a Delinquent Lender, the Borrower may replace such Delinquent Lender as permitted by (S)3.12 hereof. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of the outstanding Loan, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of the outstanding Loan. The Delinquent Lender
                --- ----
     hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares
                                                                 --- ----
     of the outstanding Loan. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to the outstanding Loan of the nondelinquent Lenders, the Lenders' respective pro rata shares of the outstanding Loan have
                             --- ----
     returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     9.6. Holders of Notes. The Administrative Agent may deem and treat the
          ----------------
payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     9.7.  Indemnity. The Lenders ratably agree hereby to indemnify and hold
           ---------
harmless the Administrative Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Administrative Agent or such affiliate has not been reimbursed by the Borrower as required by
(S)11.2), and liabilities of every nature and character arising out of or related to this Loan Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Administrative Agent's willful misconduct or gross negligence. Notwithstanding the foregoing, no Conduit Lender shall be liable to pay any amounts hereunder unless it has received funds which may be used to make such payment and not required to repay Commercial Paper issued by it when due.

     9.8.  Administrative Agent as Lender. In the event that Fleet Securities,
           ------------------------------
Inc., in its individual capacity, becomes a Lender hereunder, it shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the portion of the Loan made by it, and as the holder of any of the Notes, as it would have were it not also the Administrative Agent.

     9.9.  Resignation. The Administrative Agent may resign at any time by
           -----------
giving sixty (60) days prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's and not less than A2 or its equivalent by Moody's. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation, the provisions of this Loan Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     9.10. Notification of Defaults and Events of Default. Each Lender hereby
           ----------------------------------------------
agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this (S)9.10 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

                      10.  ASSIGNMENT AND PARTICIPATION.
                           ----------------------------

     10.1. Conditions to Assignment by Lenders. Except as provided herein, each
           -----------------------------------
Lender may assign to one or more commercial banks, other financial institutions or other Persons, all or a portion of its interests, rights and obligations under this Loan Agreement (including all or a portion of the Loan at the time owing to it and the Notes held by it); provided that (a) each of the Administrative Agent and, unless a
             --------
Default or Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent, in the case of the Administrative Agent or Borrower, will not be unreasonably withheld or delayed; except that the consent of the Borrower or the Administrative Agent shall not be required in connection with any assignment by a Lender to (i) an existing Lender or (ii) a Lender Affiliate of such Lender,
(b) each assignment (or, in the case of assignments by a Lender to its Lender Affiliates, the aggregate holdings of such Lender and its Lender Affiliates after giving effect to such assignments), shall be in a minimum amount of $10,000,000, (c) each assignee which is a Conduit Lender is a Qualified Conduit Lender, (d) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register an Assignment and Acceptance, substantially in the form of Exhibit B hereto (an "Assignment and
                                         ------- -
Acceptance"), together with any Notes subject to such assignment and (e) each assignee is able to and does comply with the provisions of (S)3.3.3 to the extent applicable to such assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (y) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (z) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in (S)10.3, be released from its obligations under this Loan Agreement. Additionally, each Conduit Lender may assign its interests, rights and obligations hereunder (including its portion of the Loan and Note) to its Liquidity Provider pursuant to the applicable Liquidity Provider Agreement without the consent of any Person.

     10.2. Certain Representations and Warranties; Limitations; Covenants. By
           --------------------------------------------------------------
executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

          (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

          (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Loan Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

           (c) such assignee confirms that it has received a copy of this Loan Agreement, together with copies of the most recent financial statements referred to in (S)4.4 or (S)5.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (d) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Loan Agreement;

          (e) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Loan Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

          (f) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Loan Agreement are required to be performed by it as a Lender;

          (g) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

          (i) such assignee acknowledges that it has complied with the provisions of (S)3.3.3 to the extent applicable.

     10.3.  Register. The Administrative Agent shall maintain a copy of each
            --------
Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and
 --------
the Commitment Percentage of, and principal amount of the Loan owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Loan Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Administrative Agent a registration fee in the sum of $2,500, provided, however, that in the case of an assignment
                          --------  -------
by a Lender to a Lender Affiliate or an assignment by a Conduit Lender to its Liquidity Provider, the payment of a registration fee shall not be required.

     10.4.  New Notes. Upon its receipt of an Assignment and Acceptance executed
            ---------
by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such Assignee in an amount equal to the amount assumed by such Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes.

     10.5.  Participations. Each Lender may sell participations to one or more
            --------------
Lenders or other entities in all or a portion of such Lender's rights and obligations under this Loan Agreement and the other Loan Documents; provided
                                                                    --------
that (a) each such participation shall be in an amount of not less than $10,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower (c) such participant is able to and does comply with the requirements of (S)3.3.3 to the extent applicable and (d) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on the Loan, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any Facility Fee to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

     10.6.  Assignee or Participant Affiliated with the Borrower. If any
            ----------------------------------------------------
assignee Lender is an Affiliate of the Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to (S)11.1 or (S)11.2, and the determination of the Required Lenders shall for all purposes of this Loan Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in the Loan. If any Lender sells a participating interest in the Loan to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to (S)11.1 or
(S)11.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Required Lenders shall for all purposes of this Loan Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loan. The provisions of this (S)10.6 shall not apply to an assignee Lender or participant which is also a Lender on the Closing Date or to an assignee Lender or participant which has disclosed to the other Lenders that it is an Affiliate of the Borrower and which, following such disclosure, has been excepted from the provisions of this (S)10.6 in a writing signed by the Required Lenders determined without regard to the interest of such assignee Lender or transferor Lender, to the extent of such participation, in the Loan.

     10.7.  Miscellaneous Assignment Provisions. Any assigning Lender shall
            -----------------------------------
retain its rights to be indemnified pursuant to (S)11.3 with respect to any claims or actions arising prior to the date of such assignment. Anything contained in this (S)10 to the contrary notwithstanding, any Lender may at any time pledge or assign a security interest in all or any portion of its interest and rights under this Loan Agreement (including all or any portion of its Notes) to secure obligations of such Lender, including any pledge or assignment to secure obligations (a) to any of the twelve Federal Reserve Banks organized under (S)4 of the Federal Reserve Act, 12 U.S.C. (S)341 and (b) with respect to any Lender that is a fund that invests in bank loans, to any lender or any trustee for, or any other representative of, holders of obligations owed or securities issued by such fund as security for such obligations or securities or any institutional custodian for such fund or for such lender. Any foreclosure or similar action by any Person in respect of such pledge or assignment shall be subject to the other provisions of this (S)10. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents, provide any voting rights hereunder to the pledgee thereof, or affect any rights or obligations of the Borrower or Administrative Agent hereunder.

     10.8.  Assignment by Borrower. Except to the extent provided in this
            ----------------------
(S)10.8, the Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders. Notwithstanding the foregoing, so long as no Default or Event of Default then exists or would result after giving effect thereto, the Borrower may transfer all of its rights and obligations hereunder to an Affiliate which (a) is an entity complying with the provisions of (S)6.7 hereof,
(b) is wholly owned (directly or indirectly) by BH and LNC, and (c) has been assigned (and has assumed) all rights and obligations of the Borrower under the FINOVA Loan Documents, provided, that (i) such Affiliate has expressly assumed
                       --------
all of the Borrower's obligations under the Loan Documents pursuant to documentation acceptable to the Administrative Agent and the Required Lenders,
(ii) such Affiliate has delivered to the Administrative Agent documents satisfying the requirements of (S)(S)7.2 through 7.6 hereof with respect to such Affiliate and (iii) each of BH and LNC has expressly affirmed in writing its continuing Guaranty of the Obligations.

                    11.  PROVISIONS OF GENERAL APPLICATIONS.
                         ----------------------------------

     11.1.  Setoff. The Borrower hereby grants to the Administrative Agent and
            ------
each of the Lenders a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Administrative Agent and each Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Administrative Agent or such Lender or any Lender Affiliate and their successors and assigns or in transit to any of them. Regardless of the adequacy of any collateral, if any of the Obligations are due and payable and have not been paid or any Event of Default shall have occurred, any deposits or other sums credited by or due from any of the Lenders to the Borrower and any securities or other property of the Borrower in the possession of such Lender may be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Lender. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Each of the Lenders agrees with each other

Lender that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Lender, other than Indebtedness evidenced by the Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Lender, and (b) if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or
                               --- -----
otherwise as shall result in each Lender receiving in respect of the Notes held by it, its proportionate payment as contemplated by this Loan Agreement; provided that if all or any part of such excess payment is thereafter recovered
--------
from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. Each party hereto hereby agrees that, prior to the date that is one year and one day after the later of (i) the payment in full of all outstanding Obligations owed to any Conduit Lender and (ii) the Maturity Date, it will not institute against, or join any other Person in instituting against such Conduit Lender, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States of America or any state thereof.

     11.2.  Expenses. The Borrower agrees to pay (a) the reasonable costs of the
            --------
Administrative Agent producing and reproducing this Loan Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Administrative Agent or any of the Lenders (other than taxes based upon the Administrative Agent's or any Lender's net income) on or with respect to the transactions contemplated by this Loan Agreement (the Borrower hereby agreeing to indemnify the Administrative Agent and each Lender with respect thereto), (c) the reasonable fees, expenses and disbursements of the Administrative Agent's Special Counsel, Conduit Counsel or any local counsel to the Administrative Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document providing for such cancellation, (d) the fees, expenses and disbursements of the Administrative Agent or any of its affiliates incurred by the Administrative Agent or such affiliate in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all appraisal and examination charges, (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Lender or the Administrative Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Lender or the Administrative Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's or the Administrative Agent's relationship with the Borrower or any of its Subsidiaries and (f) all reasonable fees, expenses and disbursements of any Lender or the Administrative Agent incurred in connection with UCC searches.
The covenants contained in this (S)11.2 shall survive payment or satisfaction in full of all other obligations.

     11.3.  Indemnification. The Borrower agrees to indemnify and hold harmless
            ---------------
the Administrative Agent, its affiliates and the Lenders from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Loan Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation,
(a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of the Loan, or (b) the Guarantors, the Borrower or any of its Subsidiaries entering into or performing this Loan Agreement or any of the other Loan Documents in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lenders and the Administrative Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this (S)11.3 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this (S)11.3 shall survive payment or satisfaction in full of all other Obligations.

     11.4.  Treatment of Certain Confidential Information.
            ---------------------------------------------

          11.4.1.  Confidentiality. Each of the Lenders and the Administrative
                   ---------------
     Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential any non-public information supplied to it by the Borrower or any of its Subsidiaries or either Guarantor pursuant to this Loan Agreement or any other Loan Document that is identified by such Person to such Lender as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing herein shall
                                          --------
     limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this (S)11.4, or becomes available to any of the Lenders or the Administrative Agent on a nonconfidential basis from a source other than the Borrower, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel, auditors or accountants for any of the Lenders or the Administrative Agent, or to Liquidity Providers or rating agencies, (d) to bank examiners or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent, (e) to the Administrative Agent, any Lender or any Financial Affiliate, (f) in connection with any litigation to which any one or more of the Lenders, the Administrative Agent or any Financial Affiliate is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Lender Affiliate or a Subsidiary or affiliate of the Administrative Agent, (h) to any actual or prospective assignee or participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions referenced to credit or other risks or events arising under this Loan Agreement or any other Loan Document so long as such assignee, participant or counterparty, as the case may be, agrees to be bound by the provisions of (S)11.4 or (i) with the consent of the Borrower.

          11.4.2.  Prior Notification. Unless specifically prohibited by
                   ------------------
     applicable law or court order, each of the Lenders and the Administrative Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or pursuant to legal process.

          11.4.3.  Other. In no event shall any Lender or the Administrative
                   -----
     Agent be obligated or required to return any materials furnished to it or any Financial Affiliate by the Borrower or any of its Subsidiaries. The obligations of each Lender under this (S)11.4 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans from any Lender.

     11.5.  Survival of Covenants, Etc. All covenants and agreements, made
            --------------------------
herein, in the Notes or in any of the other Loan Documents shall be deemed to have been relied upon by the Lenders and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of the Loan and shall continue in full force and effect so long as any amount due under this Loan Agreement or the Notes or any of the other Loan Documents remains outstanding, and for such further time as may be otherwise expressly specified in this Agreement.

     11.6.  Notices. Except as otherwise expressly provided in this Loan
            -------
Agreement, all notices and other communications made or required to be given pursuant to this Loan Agreement or the Notes shall be in writing and shall be delivered by hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by facsimile and confirmed by delivery via courier or postal service, addressed as follows:

          (a)  if to the Borrower, at 1440 Kiewit Plaza, Omaha, Nebraska 68131,
     Attention: Mr. Marc Hamburg, Facsimile: 402-346-3375, with a copy to LNC at 315 Park Avenue South, New York, New York 10010, Attention: President,
     Facsimile: 212-598-4869, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

          (b) if to the Administrative Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: John P. O'Loughlin, Facsimile: 617-434-1574 and Thomas Marra, Facsimile: 617-434-5719, or at such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice; and

          (c) if to any Lender, at such Lender's address set forth on Schedule 1
                                                                      ----------
     hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof. Any notice or other communication to be made hereunder or under the Notes, even if otherwise required to be in writing under other provisions of this Loan Agreement or the Notes, may alternatively be made in an electronic record transmitted electronically under such authentication and other procedures as the parties hereto may from time to time agree in writing (but not an electronic record), and such electronic transmission shall be effective at the time set forth in such procedures. Unless otherwise expressly provided in such procedures, such an electronic record shall be equivalent to a writing under the other provisions of this Loan Agreement or the Notes, and such authentication, if made in compliance with the procedures so agreed by the parties hereto in writing (but not an electronic record), shall be equivalent to a signature under the other provisions of this Loan Agreement or the Notes.

     11.7.    Governing Law. THIS LOAN AGREEMENT AND, EXCEPT AS OTHERWISE
              -------------
SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN (S)11.6. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     11.8.  Headings. The captions in this Loan Agreement are for convenience of
            --------
reference only and shall not define or limit the provisions hereof.

     11.9.  Counterparts. This Loan Agreement and any amendment hereof may be
            ------------
executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Loan Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

     11.10.  Entire Agreement, Etc. The Loan Documents and any other documents
             ---------------------
executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Loan Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in (S)11.12.

     11.11.  Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES
             --------------------
ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS LOAN AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Lender or the Administrative Agent has represented, expressly or otherwise, that such Lender or the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Administrative Agent and the Lenders have been induced to enter into this Loan Agreement and the other Loan Documents to which they are parties by, among other things, the waivers and certifications contained herein.

     11.12.  Consents, Amendments, Waivers, Etc. Any consent or approval
             ----------------------------------
required or permitted by this Loan Agreement to be given by the Lenders may be given, and any term of this Loan Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Loan Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Required Lenders. Notwithstanding the foregoing, no amendment, modification or waiver shall:

          (a) without the written consent of the Borrower and each Lender directly affected thereby:

               (i) reduce or forgive the principal amount of the Loan, or reduce the rate of interest on the Notes or the amount of the Facility Fee;

               (ii) increase the amount of such Lender's Commitment or extend the expiration date of such Lender's Commitment;

               (iii) postpone or extend the Maturity Date or any other regularly scheduled dates for payments of principal of, or interest on, the Loan or any Fees or other amounts payable to such Lender or modify any of the provisions relating to amounts, timing or application of prepayments of the Loan and other Obligations, including under (S)2.4.2 (it being understood that any vote to rescind any acceleration made pursuant to
          (S)8.1 of amounts owing with respect to the Loan and other Obligations shall require only the approval of the Required Lenders); and

               (iv) other than pursuant to a transaction permitted by the terms of this Loan Agreement, release the security interest in the Berkadia Note or release either Guarantor from its guaranty obligations under the Guaranties (excluding, if the Borrower or any Subsidiary of a Borrower becomes a debtor under the federal Bankruptcy Code, the release of "cash collateral", as defined in Section 363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by the Required Lenders);

          (b) without the written consent of all of the Lenders, amend or waive this (S)11.12, (S)8.3 or the definition of Required Lenders;

          (c) without the written consent of the Administrative Agent, amend or waive (S)9, the amount or time of payment of the Administrative Agent's Fee payable for the Administrative Agent's account or any other provision applicable to the Administrative Agent.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances. The Administrative Agent will notify the rating agencies of material consents, waivers and amendments hereunder.

     11.13.  Severability. The provisions of this Loan Agreement are severable
             ------------
and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Loan Agreement in any jurisdiction.

     IN WITNESS WHEREOF, the undersigned have duly executed this Loan Agreement as a sealed instrument as of the date first set forth above.

                                        BERKADIA LLC
                                        By: BERKADIA MANAGEMENT, LLC, its
                                            Manager



                                            By: /s/ Marc D. Hamburg
                                                --------------------------------
                                            Name: Marc D. Hamburg
                                            Title: President

                                        FLEET SECURITIES, INC.,
                                         as Administrative Agent

                                        By: /s/ Robert D. Valbona
                                            ------------------------------
                                             Name: Robert D. Valbona
                                             Title: Director

                                        EAGLEFUNDING CAPITAL CORP.

                                        By: /s/ John T. Hackett III
                                            ------------------------------------
                                            Name: John T. Hackett
                                            Title: Director

                                 LONG LANE MASTER TRUST IV
                                 By:  Fleet National Bank as Trust Administrator


                                 By: /s/ Renee Nadler
                                     -------------------------------------------
                                 Name:   Renee Nadler
                                 Title:  Managing Director

                              PARADIGM FUNDING LLC


                              By: /s/ Evelyn Echevarria
                                 --------------------------------
                                 Name:  Evelyn Echevarria
                                 Title: Vice President

                              COMPASS US ACQUISITION, LLC


                              By:  /s/  Douglas K. Johnson
                                 ------------------------------
                                 Name:  Douglas K. Johnson
                                 Title: President

                              FOUR WINDS FUNDING CORPORATION
                              By:  Commerzbank Aktiengesellschaft, New York


                              By: /s/ Carl H. Jackson
                                  ------------------------------------
                                  Name:  Carl H. Jackson
                                  Title: Senior Vice President

                              By: /s/ M. Annette Hanami
                                  ------------------------------------
                                  Name:  M. Annette Hanami
                                  Title: Vice President

                              SHEFFIELD RECEIVABLES CORPORATION

                              By:   /s/  Janette Lieu
                                  ------------------------------
                                  Name:  Janette Lieu
                                  Title: Associate Director

                              JUPITER SECURITIZATION CORPORATION

                              By:  /s/  Edwin J. Resinger
                                 --------------------------------
                                 Name:  Edwin J. Resinger
                                 Title: Authorized Signatory

                              AUTOBAHN FUNDING COMPANY LLC
                              By:  DG Bank Deutsche Genossenschaftsbank AG,
                                 As its Attorney-in-Fact

                              By: /s/   Kenneth Bradt
                                 ------------------------------------
                                 Name:  Kenneth Bradt
                                 Title: Senior Vice President

                              By: /s/  Richard J. Wisniewski
                                 ------------------------------------
                                 Name:  Richard J. Wisniewski
                                 Title: Vice President

                              ASSET SECURITIZATION COOPERATIVE CORP.

                              By: /s/   John P. Gevlin
                                 ----------------------------------
                                 Name:  John P. Gevlin
                                 Title: Vice President & Chief Financial Officer

                              OLD LINE FUNDING CORP.
                              By:  Royal Bank of Canada, as Attorney-in-Fact

                              By: /s/   Lorna P. Mendelson
                                 --------------------------------------
                                 Name:  Lorna P. Mendelson
                                 Title: Manager

                              By: /s/   Dina Capeci
                                 --------------------------------------
                                 Name:  Dina Capeci
                                 Title: Manager

                              MONTE ROSA CAPITAL CORPORATION
                              By:  ING Baring (U.S.) Capital Markets LLC,
                                 as Attorney-in-Fact

                              By: /s/ Joe Weingarten
                                 ---------------------------
                                 Name:  Joe Weingarten
                                 Title: Managing Director

                              SANPAOLO IMI S.P.A

                              By: /s/   Barbara Bassi
                                 -----------------------------------
                                 Name:  Barbara Bassi
                                 Title: V.P.

                              By: /s/   Carlo Persico
                                 -----------------------------------
                                 Name:  Carlo Persico
                                 Title: G.M.

                              LIBERTY STREET FUNDING CORP.

                              By: /s/   Andrew L. Stidd
                                 ---------------------------------
                                 Name:  Andrew L. Stidd
                                 Title: President

                              NORTH COAST FUNDING LLC

                              By: /s/   Peter C. Rogers
                                 ---------------------------------
                                 Name:  Peter C. Rogers
                                 Title: Directors

                              BLACK FOREST FUNDING CORPORATION

                              By: /s/   Andy Yan
                                 -------------------------------
                                 Name:  Andy Yan
                                 Title: Vice President

                              BAVARIA UNIVERSAL FUNDING CORP.

                              By: /s/   Andy Yan
                                 -----------------------------
                                 Name:  Andy Yan
                                 Title: Vice President

                              BLUE RIDGE ASSET FUNDING CORPORATION
                              By: Wachovia Bank, N.A.
                               Its Attorney in fact
                              By: /s/   Victoria A. Dudley
                                 --------------------------------------
                                 Name:  Victoria A. Dudley
                                 Title: Managing Director

                              MANHATTAN ASSET FUNDING COMPANY LLC
                              By:  MAF Receivables Corp.,
                                 its Member

                              By: /s/   Dwight Jenkins
                                 --------------------------------
                                 Name:  Dwight Jenkins
                                 Title: Vice President

                              THREE PILLARS FUNDING CORP.

                              By: /s/   Evelyn Echevarria
                                 ------------------------------------
                                 Name:  Evelyn Echevarria
                                 Title: Vice President

                              By: Sun Trust Capital Markets, Inc.
                               Its Administrator

                              By: /s/   James R. Bennison
                                 ------------------------------------
                                 Name:  James R. Bennison
                                 Title: Managing Director

                              GIRO MULTI-FUNDING CORPORATION

                              By: /s/   David O. Taylor
                                 ------------------------------------
                                 Name:  David O. Taylor
                                 Title: Vice President